                                                                  EXHIBIT 4.3

================================================================================

                         POOLING AND SERVICING AGREEMENT

                                      among

                       CIT EQUIPMENT COLLATERAL 2004-EF1,
                                   as Issuer,

                          NCT FUNDING COMPANY, L.L.C.,
                                  as Depositor,

                            CIT FINANCIAL USA, INC.,
                         in its individual capacity, and

                     THE CIT GROUP/EQUIPMENT FINANCING, INC.
                                   as Servicer

                             Dated as of May 1, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS..........................................................1
   Section 1.01   Definitions..................................................1
   Section 1.02   Usage of Terms..............................................38
   Section 1.03   Section References..........................................38
   Section 1.04   Accounting Terms............................................38

ARTICLE II FUNDINGS OF TRUST; TRANSFERS OF CONTRACTS..........................38
   Section 2.01   Creation and Funding of Trust; Transfer of Transferred
                     Assets to Trust..........................................38
   Section 2.02   Conditions to Transfers.....................................40
   Section 2.03   Acceptance by Trust.........................................42
   Section 2.04   Conveyance of Substitute Contracts..........................42
   Section 2.05   Release of Excluded Amounts.................................44
   Section 2.06   Waiver......................................................44

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................44
   Section 3.01   Representations and Warranties Regarding the
                     Depositor................................................45
   Section 3.02   Representations and Warranties of the Servicer..............47

ARTICLE IV PERFECTION OF TRANSFERS AND PROTECTION OF SECURITY INTERESTS.......49
   Section 4.01   Custody of Contracts........................................49
   Section 4.02   Filings.....................................................50
   Section 4.03   Name Change or Relocation...................................50
   Section 4.04   Maintenance of Security Interests in Vehicles;
                     Retitling................................................51

ARTICLE V SERVICING OF CONTRACTS..............................................52
   Section 5.01   Initial Servicer's Appointment and Acceptance;
                     Responsibility for Contract Administration...............52
   Section 5.02   General Duties..............................................52
   Section 5.03   Assignment or Replacement...................................53
   Section 5.04   Disposition Upon Termination of Contract....................53
   Section 5.05   Subservicers................................................53
   Section 5.06   Further Assurance...........................................53
   Section 5.07   Notice to Obligors..........................................53
   Section 5.08   Collection Efforts; Modification of Contracts...............54
   Section 5.09   Prepayments of Certain Contracts............................55
   Section 5.10   Certain Extensions; Acceleration............................55
   Section 5.11   Taxes and Other Amounts.....................................55
   Section 5.12   Suits by Servicer...........................................56
   Section 5.13   Remittances.................................................56
   Section 5.14   Servicer Advances...........................................56

   Section 5.15   Realization Upon Liquidated Contract........................56
   Section 5.16   Maintenance of Insurance Policies...........................56
   Section 5.17   Certain Other Duties With Respect to Trust..................57
   Section 5.18   Servicing Compensation......................................57
   Section 5.19   Payment of Certain Expenses by Servicer.....................57
   Section 5.20   Records.....................................................57
   Section 5.21   Inspection..................................................57
   Section 5.22   Trust To Cooperate in Releases..............................58
   Section 5.23   Separate Entity Existence...................................58
   Section 5.24   Assignment of Servicing.....................................58

ARTICLE VI COVENANTS OF THE DEPOSITOR.........................................59
   Section 6.01   LLC Existence...............................................59
   Section 6.02   Contracts Not to be Evidenced by Promissory Notes...........59
   Section 6.03   Security Interests..........................................59
   Section 6.04   Delivery of Collections.....................................59
   Section 6.05   Regulatory Filings..........................................59
   Section 6.06   Compliance With Law.........................................59
   Section 6.07   Activities..................................................59
   Section 6.08   Indebtedness................................................60
   Section 6.09   Guarantees..................................................60
   Section 6.10   Investments.................................................60
   Section 6.11   Merger; Transfers...........................................60
   Section 6.12   Payments....................................................60
   Section 6.13   Other Agreements............................................61
   Section 6.14   Separate Entity Existence...................................61
   Section 6.15   Location; Records...........................................62
   Section 6.16   Liability of Depositor; Indemnities.........................62
   Section 6.17   Bankruptcy Limitations......................................63
   Section 6.18   Limitation on Liability of Depositor and Others.............64

ARTICLE VII ESTABLISHMENT OF ACCOUNTS; PAYMENTS...............................64
   Section 7.01   Trust Accounts; Collections.................................64
   Section 7.02   Reserve Account.............................................65
   Section 7.03   Trust Account Procedures....................................66
   Section 7.04   Securityholder Payments.....................................66
   Section 7.05   Allocations and Payments....................................67
   Section 7.06   Repurchases of, or Substitution for, Contracts for
                     Breach of Representations and Warranties.................72
   Section 7.07   Reassignment of Repurchased or Substituted Contracts........73
   Section 7.08   The Servicer's Purchase Option..............................73

ARTICLE VIII SERVICER DEFAULTS; SERVICING TRANSFER............................73
   Section 8.01   Servicer Default............................................73
   Section 8.02   Servicing Transfer..........................................74
   Section 8.03   Appointment of Successor Servicer; Reconveyance;
                     Successor Servicer to Act................................75

   Section 8.04   Notifications to Noteholders and the Equity
                     Certificateholders.......................................76
   Section 8.05   Effect of Transfer..........................................77
   Section 8.06   Database File...............................................77
   Section 8.07   Successor Servicer Indemnification..........................77
   Section 8.08   Responsibilities of the Successor Servicer..................77
   Section 8.09   Servicer Not to Resign......................................78

ARTICLE IX SERVICER REPORTING.................................................78
   Section 9.01   Monthly Reports.............................................78
   Section 9.02   Officer's Certificate.......................................79
   Section 9.03   Other Data..................................................79
   Section 9.04   Annual Reporting; Evidence as to Compliance.................79
   Section 9.05   Annual Statement of Compliance from Servicer................79

ARTICLE X TERMINATION.........................................................80
   Section 10.01   Sale of Trust Assets.......................................80

ARTICLE XI MISCELLANEOUS......................................................80
   Section 11.01   Amendments.................................................80
   Section 11.02   Reserved...................................................82
   Section 11.03   Governing Law..............................................82
   Section 11.04   Notices....................................................82
   Section 11.05   Severability of Provisions.................................85
   Section 11.06   Third Party Beneficiaries..................................85
   Section 11.07   Counterparts...............................................85
   Section 11.08   Headings...................................................85
   Section 11.09   No Bankruptcy Petition; Disclaimer and Subordination.......85
   Section 11.10   Jurisdiction...............................................86
   Section 11.11   [Reserved].................................................86
   Section 11.12   Servicer Indemnity.........................................87
   Section 11.13   Limitation of Liability of Owner Trustee...................87
   Section 11.14   WAIVER OF JURY TRIAL.......................................87

EXHIBITS

Exhibit A   Form of Transfer Agreement.......................................A-1
Exhibit B   Form of VFC Assignment...........................................B-1
Exhibit C   Initial Schedule of Contracts....................................C-1
Exhibit D   Form of Servicer's Monthly Report................................D-1
Exhibit E   Form of Substitution Transfer Agreement..........................E-1
Exhibit F   [Reserved].......................................................F-1
Exhibit G   Schedule of Representations and Warranties.......................G-1
Exhibit H   [Reserved].......................................................H-1
Exhibit I   [Reserved].......................................................I-1
Exhibit J   Minimum Value Filing Exceptions..................................J-1

          This POOLING AND SERVICING AGREEMENT, dated as of May 1, 2004, is among CIT Equipment Collateral 2004-EF1, a Delaware statutory trust (together with its successors and assigns, the "Issuer" or the "Trust"), NCT Funding Company, L.L.C., a Delaware limited liability company (together with its successors and assigns, the "Depositor"), CIT Financial USA, Inc. (together with its successors and assigns, "CFUSA") and The CIT Group/Equipment Financing, Inc., a Delaware corporation (together with its successors and assigns, the "Servicer").

          WHEREAS the Depositor desires to fund the Trust by selling, conveying and assigning from time to time, pursuant hereto or pursuant to Substitution Transfer Agreements hereunder, designated Contracts or pools of Contracts together with certain related security therefor and other related rights and property as further described herein, which Contracts were originated by the Financing Originator, or acquired by purchase and assignment by the Financing Originator from the prior owner thereof, and subsequently conveyed (i) by the Financing Originator to CFUSA; (ii) by CFUSA to the Depositor, with respect to Contracts and related assets acquired by CFUSA from the Financing Originator as described in clause (i) above; (iii) in the case of the VFC Contracts, by the Depositor to the VFC Trust (as defined herein); and (iv) in the case of the VFC Contracts originated by the Financing Originator and warehoused in the VFC Trust, by the VFC Trust back to the Depositor; and

          WHEREAS the Trust is willing to purchase and accept assignment of such Contracts and related assets; and

          WHEREAS the Servicer is willing to service such Contracts and related assets for the benefit and account of the Trust and the Holders pursuant to the terms hereof;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Accounting Date" means, with respect to a Payment Date, the last day of the preceding calendar month.

          "Accountant's Report" has the meaning specified in Section 9.04.

          "Accrual Period" means, with respect to any Payment Date, with respect to the Class A-1 Notes, the period from and including the immediately preceding Payment Date to but excluding such Payment Date (or, in the case of the initial Accrual Period, from and including the Closing Date to but excluding the first Payment Date following the Closing Date), and with respect to each other Class of Notes, the period from and including the 20th day of the immediately preceding calendar month to but excluding the 20th day of the related calendar month, provided, that in each case, the initial Accrual Period following the Closing Date shall be the period from and including the Closing Date to but excluding July 20, 2004.

          "Addition Notice" means, with respect to any transfer of Subsequent Contracts to the Trust pursuant to Section 2.04 (and the Depositor's corresponding prior purchase of such Contracts from CFUSA), a notice, which shall be given at least five days prior to the related Subsequent Transfer Date, identifying the Subsequent Contracts to be transferred, the Contract Principal Balance of such Subsequent Contracts and the related Substitution Event (with respect to an identified Contract or Contracts then in the Contract Pool) to which such Subsequent Contract relates, with such notice to be signed both by the Depositor and CFUSA.

          "Administration Agreement" means the Administration Agreement dated as of May 1, 2004 by and among the Trust, CITEF, the Depositor and the Indenture Trustee.

          "Administrator" shall be the party named as such under the Administration Agreement.

          "Affiliate" of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

          "Aggregate Principal Amount" means, with respect to any group of Notes, at any date of determination, the sum of the Principal Amounts of such Notes on such date of determination.

          "Agreement" means this Pooling and Servicing Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Allocation Criteria" means, with respect to the allocation of Insurance Proceeds or Liquidation Proceeds between the Trust (for inclusion as Pledged Revenues) and the Depositor, as contemplated in the definition of Available Pledged Revenues, that Insurance Proceeds or Liquidation Proceeds with respect to the Contracts consisting of Leases are allocable pro rata between inclusion as Available Pledged Revenues in respect of the Contract Pool, on the one hand, and directly to the Depositor, on the other, based upon (i) for allocation to Available Pledged Revenues, the Required Payoff Amount for such Lease (determined as of the last day of the Collection Period during which such Lease became a Liquidated Contract), and (ii) for allocation to the Depositor, the Book Value of the related Equipment; provided, that in the event the Insurance Proceeds or Liquidation Proceeds in respect of a particular Lease exceed the sum of such Required Payoff Amount for such Lease plus the Book Value of the related Equipment, any such excess shall be allocated solely to the Depositor.

          "Amount Available" means, with respect to any Payment Date, (i) the sum of the Available Pledged Revenues for such Payment Date and (ii) that portion of the balance in the Reserve Account available for withdrawal by the Indenture Trustee in accordance with Section 7.05(d).

          "Applicable Security" means, with respect to a Vendor Loan, any (i) Secondary Contract securing such Vendor Loan and (ii) Equipment securing such Vendor Loan or a related Secondary Contract.

          "Assignment Agreement" means the Assignment Agreement, dated May 1, 2004 by and between CFUSA, as transferor, and CITEF.

          "Available Pledged Revenues" means, as to any Payment Date, the sum of
(i) the Related Collection Period Pledged Revenues for such Payment Date, (ii) all Purchase Amounts (other than any portion thereof attributable to the Book Value of the Leased Equipment) and Servicer Advances on deposit in the Collection Account as of the immediately preceding Deposit Date, (iii) the amount paid by CFUSA or the Depositor to purchase the Contracts pursuant to
Section 7.08 of this Agreement on deposit in the Collection Account as of the immediately preceding Deposit Date, and (iv) to the extent necessary to pay the
Note Interest Distributable Amount for such Payment Date, the Current Collection Period Pledged Revenues for such Payment Date.

          "Available Reserve Amount" means, with respect to a Payment Date, the amount of funds equal to the lesser of (i) the amount on deposit in the Reserve Account (determined (a) exclusive of any Investment Earnings thereon and (b) before giving effect to any deposit to be made or withdrawals from the Reserve Account with respect to such Payment Date), and (ii) the Required Reserve Amount.

          "Book Value" means, with respect to any Equipment subject to a Lease, the value of such Equipment as shown on the accounting books and records of the Financing Originator (or the Depositor, in the case of Equipment relating to Contracts being transferred pursuant to the VFC Assignment), as of the Cut-Off Date for the related Lease (it being understood that Book Value constitutes a measure of the lessor's residual interest in the Equipment as shown on its books and records as of such date, net of the financial asset shown on such books and records represented by the discounted Scheduled Payments owing on the Lease).

          "Business Day" means any day which is neither a Saturday or a Sunday, nor another day on which banking institutions in the cities of Livingston, New Jersey, Tempe, Arizona or New York, New York are authorized or obligated by law, executive order, or governmental decree to be closed.

          "Casualty Loss" means, with respect to any item of Equipment, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Equipment.

          "Certificate of Formation" means the limited liability company Certificate of Formation of the Depositor.

          "Certificate of Trust" has the meaning given such term in the Trust Agreement.

          "Certificate Register" has the meaning specified in the Trust
Agreement.

          "CFUSA" means CIT Financial USA, Inc., a Delaware corporation.

          "CIT" means CIT Group Inc., a Delaware corporation.

          "CITEF" means The CIT Group/Equipment Financing, Inc., a Delaware corporation.

          "CITEF Contract" means a Contract originated or acquired by CITEF, but which is not a VFC Contract.

          "Class" means any of the group of Notes, or the Equity Certificate identified herein as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes or the Equity Certificate, as applicable.

          "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

          "Class A Percentage" means, with respect to any Payment Date, 100% minus the Class B Percentage for such Payment Date.

          "Class A Principal Payment Amount" means: (1) with respect to any Payment Date on or prior to the Payment Date on which the Principal Amount of the Class A-1 Notes has been reduced to zero, the greater of (i) the excess of
(x) the Principal Amount of the Class A-1 Notes over (y) the Class A-1 Scheduled Principal Balance and (ii) the product of the Class A Percentage and the Total Principal Payment Amount and (2) with respect to any Payment Date thereafter, the product of the Class A Percentage and the Total Principal Payment Amount; provided, however, that in no event shall the Class A Principal Payment Amount exceed the Principal Amount of the Class A Notes. Notwithstanding the foregoing, to the extent that the Principal Amount of the Class A-1 Notes is greater than zero on the Class A-1 Maturity Date, the Class A Principal Payment Amount on the Payment Date that is the Class A-1 Maturity Date shall be the amount required to reduce the Principal Amount of the Class A-1 Notes to zero.

          "Class A-1 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class A-1 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-1 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of (i) the Class A-1 Interest Rate, (ii) such excess, and (iii) a fraction equal to the number of days in the related Accrual Period divided by 360.

          "Class A-1 Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-1 Monthly Interest Distributable Amount and the Class A-1 Interest Carryover Shortfall for such Payment Date.

          "Class A-1 Interest Rate" means 1.63% per annum.

          "Class A-1 Maturity Date" means July 15, 2005 (or, if such day is not a Business Day, the next preceding Business Day).

          "Class A-1 Monthly Interest Distributable Amount" means, (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class

A-1 Interest Rate, (ii) the Initial Class A-1 Principal Amount, and (iii) a fraction equal to the number of days in such Accrual Period divided by 360, and
(b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class A-1 Interest Rate, (ii) the Principal Amount of the Class A-1 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-1 Noteholders on or prior to such immediately preceding Payment Date (or, in the case of the first Payment Date, the Initial Class A-1 Principal Amount), and (iii) a fraction equal to the number of days in such Accrual Period divided by 360.

          "Class A-1 Notes" means the $141,000,000 Aggregate Principal Amount of 1.63% Receivable-Backed Notes, Class A-1, issued pursuant to the Indenture.

          "Class A-1 Scheduled Principal Balance" means, with respect to each Payment Date, the balance for such Payment Date as set forth in the following table.

=======================================================
Payment Date      Class A-1 Scheduled Principal Balance
-------------------------------------------------------
July 2004                     $118,651,919.58

August 2004                   $107,605,035.75

September 2004                $ 96,489,249.14

October 2004                  $ 85,318,302.90

November 2004                 $ 74,104,202.33

December 2004                 $ 62,858,780.27

January 2005                  $ 51,761,624.18

February 2005                 $ 41,299,684.25

March 2005                    $ 31,247,931.58

April 2005                    $ 21,202,325.52

May 2005                      $ 10,780,989.32

June 2005                     $          0.00
=======================================================

          "Class A-2 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class A-2 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-2 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

          "Class A-2 Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-2 Monthly Interest Distributable Amount and the Class A-2 Interest Carryover Shortfall for such Payment Date.

          "Class A-2 Interest Rate" means 2.57% per annum.

          "Class A-2 Maturity Date" means October 20, 2006 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "Class A-2 Monthly Interest Distributable Amount" means (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) the Initial Class A-2 Principal Amount, and (iii) a fraction equal to the number of days in such Accrual Period divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) the Principal Amount of the Class A-2 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-2 Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one-twelfth.

          "Class A-2 Notes" means the $90,000,000 Aggregate Principal Amount of 2.57% Receivable-Backed Notes, Class A-2, issued pursuant to the Indenture.

          "Class A-3 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class A-3 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-3 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of (i) the Class A-3 Interest Rate, (ii) such excess, and (iii) a fraction equal to one twelfth.

          "Class A-3 Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-3 Monthly Interest Distributable Amount and the Class A-3 Interest Carryover Shortfall for such Payment Date.

          "Class A-3 Interest Rate" means 3.50% per annum.

          "Class A-3 Maturity Date" means September 20, 2008 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "Class A-3 Monthly Interest Distributable Amount" means (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class A-3 Interest Rate, (ii) the Initial Class A-3 Principal Amount, and (iii) a fraction equal to the number of days in such Accrual Period divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class A-3 Interest Rate, (ii) the Principal Amount of the Class A-3 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-3 Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one twelfth.

          "Class A-3 Notes" means the $172,276,000 Aggregate Principal Amount of 3.50% Receivable-Backed Notes, Class A-3, issued pursuant to the Indenture.

          "Class B Floor" means, with respect to any Payment Date, an amount equal to (i) 3.25% of the Initial Contract Pool Principal Balance, plus (ii) the Unfunded Loss Amount, if any, for such Payment Date, minus (iii) the sum of the Principal Amount of the Class C Notes plus the Principal Amount of the Class D Notes, prior to giving effect to any payments of principal on the Class C Notes or the Class D Notes on that Payment Date, plus the amount on deposit in the Reserve Account (after giving effect to withdrawals and releases to be made on such Payment Date); provided, however, that in no event will the Class B Floor be greater than the Principal Amount of the Class B Notes immediately prior to such Payment Date nor less than zero.

          "Class B Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class B Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class B Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of (i) the Class B Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

          "Class B Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class B Monthly Interest Distributable Amount and the Class B Interest Carryover Shortfall for such Payment Date.

          "Class B Interest Rate" means 2.99% per annum.

          "Class B Maturity Date" means March 20, 2009 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "Class B Monthly Interest Distributable Amount" means (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class B Interest Rate, (ii) the Initial Class B Principal Amount, and (iii) a fraction equal to the number of days in such Accrual Period divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class B Interest Rate, (ii) the Principal Amount of the Class B Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class B Noteholders on or prior to such immediately preceding Payment Date, and
(iii) a fraction equal to one-twelfth.

          "Class B Notes" means the $16,992,000 Aggregate Principal Amount of 2.99% Receivable-Backed Notes, Class B, issued pursuant to the Indenture.

          "Class B Percentage" means, with respect to any Payment Date, the percentage determined by dividing (i) the Principal Amount of the Class B Notes as of the beginning of the related Collection Period by (ii) the sum of the Principal Amount of the Class A Notes plus the Principal Amount of the Class B Notes as of the beginning of the related Collection Period.

          "Class B Principal Payment Amount" means the lesser of (i) the excess, if any, of (a) the Total Principal Payment Amount over (b) the Class A Principal Payment Amount and (ii) the lesser of (a) the excess, if any, of (1) the Principal Amount of the Class B Notes over (2) the Class B Floor or (b) the Class B Target Principal Payment Amount; provided, however, that in no event will the Class B Principal Payment Amount exceed the Principal Amount of the Class B Notes.

          "Class B Target Principal Payment Amount" means, with respect to any Payment Date, the product of (i) the Class B Percentage and (ii) the Total Principal Payment Amount.

          "Class C Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class C Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class C Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of (i) the Class C Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

          "Class C Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class C Monthly Interest Distributable Amount and the Class C Interest Carryover Shortfall for such Payment Date.

          "Class C Interest Rate" means 4.14% per annum.

          "Class C Maturity Date" means March 20, 2009 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "Class C Monthly Interest Distributable Amount" means (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class C Interest Rate, (ii) the Initial Class C Principal Amount, and (iii) a fraction equal to the number of days in such Accrual Period divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class C Interest Rate, (ii) the Principal Amount of the Class C Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class C Noteholders on or prior to such immediately preceding Payment Date, and
(iii) a fraction equal to one-twelfth.

          "Class C Notes" means the $16,992,000 Aggregate Principal Amount of 4.14% Receivable-Backed Notes, Class C, issued pursuant to the Indenture.

          "Class D Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class D Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class D Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of (i) the Class D Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

          "Class D Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class D Monthly Interest Distributable Amount and the Class D Interest Carryover Shortfall for such Payment Date.

          "Class D Interest Rate" means 4.68% per annum.

          "Class D Maturity Date" means April 20, 2010 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "Class D Monthly Interest Distributable Amount" means (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class D Interest Rate, (ii) the Initial Class D Principal Amount, and (iii) a fraction equal to the number of days in such Accrual Period divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class D Interest Rate, (ii) the Principal Amount of the Class D Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class D Noteholders on or prior to such immediately preceding Payment Date, and
(iii) a fraction equal to one-twelfth.

          "Class D Notes" means the $15,859,654 Aggregate Principal Amount of 4.68% Receivable-Backed Notes, Class D, issued pursuant to the Indenture.

          "Closing Date" means June 24, 2004.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Account" means the account so designated established pursuant to Section 7.01.

          "Collection Account Property" means the Collection Account, all amounts and investments held from time to time in the Collection Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          "Collection Period" means a period beginning on the first day of a calendar month and ending on, but not including, the first day of the next calendar month, provided that the first Collection Period shall be the two calendar months preceding the month in which the first payment date occurs.

          "Commission" means the United States Securities and Exchange
Commission.

          "Computer Disk" means the computer disk generated by the Servicer (or any subservicer under Section 5.05), which provides information relating to Contracts in the Contract Pool and which was used by such party in selecting the related Contracts for conveyance and inclusion in such Contract Pool, and includes the master file and the history file as well as servicing information with respect to such Contracts.

          "Contract" means each End-User Contract and each Vendor Loan listed on any Schedule of Contracts but, unless otherwise specified herein, shall not refer to any Secondary Contract.

          "Contract Assets" means, with respect to any Contracts (including Substitute Contracts) and related assets conveyed or being conveyed to the Depositor pursuant to a Substitution Assignment Agreement, the VFC Assignment or the Non-VFC Purchase Agreement, and concurrently conveyed or being conveyed by the Depositor to the Trust pursuant to this Pooling Agreement or a Substitution Transfer Agreement, all right, title and interest of CFUSA or the VFC Trust, as the case may be, in, to and under:

                    (i) such Contracts, and all monies due or to become due in payment of such Contracts on and after the relevant Cut-Off Date, and including Scheduled Payments due but not yet received prior to the relevant Cut-Off Date and all other Scheduled Payments due or becoming due on or after the relevant Cut-Off Date, any Prepayments, any payments in respect of a casualty or early termination, any Liquidation Proceeds received with respect thereto, but excluding any Scheduled Payments both due and actually received and processed prior to the related Cut-Off Date and any Excluded Amounts;

                    (ii) the Financed Items related to such Contracts and, in the case of any Vendor Loan, related Applicable Security, including all proceeds from any sale or other disposition of such Financed Items (but subject to the exclusion and release herein of Excluded Amounts);

                    (iii) the related Contract Files;

                    (iv) all payments made or to be made in the future with respect to such Contracts or the Obligor thereunder under any Vendor Agreements with the Financing Originator and under any guarantee or similar credit enhancement with respect to such Contracts;

                    (v) all Insurance Proceeds with respect to each such Contract; and

                    (vi) all income from and proceeds of the foregoing.

          "Contract File" means, with respect to each Contract, the fully executed original counterpart (for UCC purposes) of the Contract, the original certificate of title or other title document with respect to the related Equipment (if applicable), and otherwise such documents or electronic entries, if any, that the Servicer (or Financing Originator) keeps on file in accordance with Customary Policies and Procedures evidencing ownership of such Equipment (if applicable), and all other documents originally delivered to the Financing Originator or held by the Servicer (or subservicer under Section 5.05) with respect to any Contract.

          "Contract Pool" means, as of any date of determination, the aggregate of the Contracts which have been conveyed to the Trust and which constitute as of such date Trust Assets under the terms and provisions hereof.

          "Contract Pool Principal Balance" means with respect to any Payment Date, the sum of the Contract Principal Balances (computed as of the related Accounting Date) for all Contracts.

          "Contract Principal Balance" means as of any Accounting Date, with respect to any Contract, the present value of the unpaid Scheduled Payments due on such Contract after such Accounting Date (excluding all Scheduled Payments due on or prior to, but not received as of, such Accounting Date, as well as any Scheduled Payments due after, but received as of, such Accounting Date), after giving effect to any Prepayments received on or prior to such Accounting Date, discounted monthly at the Discount Rate (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period); provided that, for purposes of computing the Contract Pool Principal Balance or, except where stated otherwise, for any other purpose described herein (a) the Contract Principal Balance of any Defaulted Contract as of the end of a given Collection Period will be deemed to be its Contract Principal Balance plus Scheduled Payments due but not yet paid on such Contract as of the first day of the Collection Period during which it became a Defaulted Contract, less the Defaulted Contract Valuation Amount for such Defaulted Contract, and (b) the Contract Principal Balance of any Contract which became a Liquidated Contract during a given Collection Period or which was a Contract which CFUSA was obligated to purchase from the Trust pursuant to Section 7.06 of this Agreement as of the end of a given Collection Period will be deemed to be zero on and after the last day of the Collection Period.

          "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Servicer or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Corporate Trust Office" means the corporate trust office of the Owner Trustee in the State of Delaware, which office initially shall be located at 1011 Centre Road, Suite 200, Wilmington, DE 19805, or such other office at such other address in the State of Delaware as the Owner Trustee may designate from time to time by notice to the Equity Certificateholder, the Servicer, the Administrator and the Depositor.

          "CPR" means a conditional prepayment rate which assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date and also assumes that all Contracts have the same initial principal balance and amortize at the same rate.

          "CSA" means each conditional sales agreement, including, as applicable, schedules, subschedules, supplements and amendments to a master conditional sales agreement, pursuant to which specified assets were conditionally sold to an Obligor at specified monthly, quarterly, semi-annual or annual payments.

          "Cumulative Loss Ratio" means the ratio of (a) the Cumulative Reported Net Losses recognized with respect to the contracts in the contract pool over
(b) the Initial Contract Pool Principal Balance.

          "Cumulative Loss Trigger" means:

Collection Periods              Cumulative Loss Ratio
-----------------------------   ---------------------
May 2004 to October 2004                0.75%
November 2004 to January 2005           1.00%
February 2005 to April 2005             1.50%
May 2005 to July 2005                   2.00%
August 2005 to October 2005             2.50%
November 2005 to January 2006           3.00%
February 2006 to April 2006             3.50%
May 2006 to July 2006                   4.00%
August 2006 to October 2006             4.50%
November 2006 and thereafter            5.00%

          "Cumulative Reported Net Losses" with respect to a collection period equal the aggregate of the Defaulted Contract Valuation Amounts minus the sum of any subsequent cash collections on defaulted contracts, including liquidation proceeds.

          "Current Collection Period Pledged Revenues" means, with respect to any Payment Date, the amount of Pledged Revenues in the Collection Account as of the immediately preceding Deposit Date which were received by the Servicer after the end of the related Collection Period, including all Liquidation Proceeds so received but excluding any Purchase Amount.

          "Customary Policies and Procedures" means, with respect to any Contract Assets, the customary standards, policies and procedures of the Financing Originator with respect to such Contract Assets in effect at the time of the Cut-Off Date with respect thereto, as the same may be changed from time to time (provided that any such change does not materially impair (i) the collectibility of the related Contract, or (ii) the Servicer's ability to perform its obligations under this Agreement with respect thereto).

          "Cut-Off Date" means either or both (as the context may require) the Initial Cut-Off Date and any Substitution Cut-Off Date, as applicable to the Contract or Contracts in question.

          "Date of Processing" means, with respect to any transaction or Pledged Revenue, the date on which such transaction or Pledged Revenue is first recorded (and, in the case of a transaction or Pledged Revenue related to a particular Contract, identified as to such particular Contract as an Amount Available) on the Financing Originator's or the Servicer's computer master file of Contracts (without regard to the effective date of such recordation).

          "Defaulted Contract" means a Contract in the Contract Pool with respect to which there has occurred one or more of the following: (i) all or some portion of any Scheduled Payment under the Contract (constituting at least $25 of such Scheduled Payment due) is 180 days or more delinquent from its original due date (or, with respect to a Contract for which there exists available payment recourse to a Vendor to satisfy the amount in default, and which recourse was not yet available (pursuant to the contractual terms thereof) or had not yet been paid by the Vendor prior to the end of such 180 day period, then at such time thereafter as the Vendor shall have failed to pay such defaulted amount in accordance with the provisions of the Program Agreement, Vendor Assignment or other agreement with the Vendor providing such recourse),
(ii) as to which the Servicer has repossessed the Equipment securing such Contract, or (iii) as to which the Servicer has determined, in accordance with the Customary Policies and Procedures, that the collectibility of the Contract has been impaired.

          "Defaulted Contract Valuation Amount" means, as to any Defaulted Contract, the sum of (a) fifty percent of the Contract Principal Balance of such Defaulted Contract as of the first day of the Collection Period during which the Contract became a Defaulted Contract, (b) any Scheduled Payments due from but not yet paid by the Obligor in respect of such Defaulted Contract as of the first day of the Collection Period during which the Contract became a Defaulted Contract, and (c) any subsequent cash collections on such Contract. However the

Defaulted Contract Valuation Amount shall never exceed the Contract Principal Balance plus Scheduled Payments due but not yet paid as of the first day of the Collection Period during which the Contract became a Defaulted Contract.

          "Delaware Statutory Trust Act" has the meaning specified in the Trust Agreement.

          "Delinquent Contract" means any Contract as to which all or a portion of a Scheduled Payment (constituting at least $25 of such Scheduled Payment due) is more than 60 days delinquent from its original due date.

          "Deposit Date" means the Business Day immediately preceding each Payment Date.

          "Depositor" means the "Depositor" as defined in the preamble hereto, or any successor entity thereto.

          "Determination Date" means, with respect to any Payment Date, the second Business Day prior to such Payment Date.

          "Discount Rate" means, with respect to each Contract, the annual percentage rate of interest for such Contract as set forth in CITEF's receivables system.

          "Dollar" and "$" means lawful currency of the United States of America.

          "Eligible Contract" means each Contract owned (prior to its conveyance by the Financing Originator to CFUSA under the VFC Conveyancing Agreement or the Non-VFC Conveyancing Agreement, as the case may be; prior to its conveyance by CFUSA to the Depositor under the VFC Purchase Agreement or the Non-VFC Purchase Agreement, as the case may be, and prior to its conveyance by the VFC Trust to the Depositor pursuant to the VFC Assignment, if a VFC Contract) by the Financing Originator, CFUSA or the VFC Trust, as the case may be, and with respect to which each of the following is true (to the extent applicable to such type of Contract) at the time of its conveyance to the Trust on the Closing Date (or Substitution Transfer Date, as applicable):

               (a) the information with respect to the Contract, any Secondary Contract securing the obligations under such Contract, and the Financed Items related to the Contract, delivered to the Servicer by or at the direction of CFUSA under the Substitute VFC Purchase Agreement or the Non-VFC Purchase Agreement, as the case may be, or by or at the direction of the VFC Trust pursuant to the VFC Assignment is true and correct in all material respects;

               (b) immediately prior to the transfer of such Contract and any related Equipment (or security interest therein) or Applicable Security to the Depositor (and the Depositor's concurrent transfer thereof to the Trust), CFUSA or the VFC Trust owned and had good and marketable title to (and following the transfer by CFUSA or the VFC Trust, the Depositor owns and has good and marketable title to) the Contracts, free and clear of any Liens, other than Permitted Liens; and immediately prior to the transfer of such Contract and any related Equipment (or security interest therein) or Applicable Security by the Financing

Originator to CFUSA, such Contract was owned by the Financing Originator free and clear of any Liens, other than with respect to Permitted Liens;

               (c) the Contract is neither a Defaulted Contract nor a Delinquent Contract;

               (d) no provision of the Contract has been waived, altered or modified in any material respect, except as indicated in the Contract File;

               (e) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies);

               (f) the Contract is not subject to litigation, or to rights of rescission, setoff, counterclaim or defense and, to CFUSA's or the Servicer's knowledge, no such rights have been asserted or threatened with respect to the Contract;

               (g) the Contract, at the time it was made, had been originated in compliance (in all material respects) with applicable law, and did not violate the laws of the United States or any state in any material respect;

               (h) (i) the Contract and any related Financed Item or interest therein (other than Excluded Residual Investments) have not been sold, transferred, assigned or pledged by the Financing Originator or CFUSA or the VFC Trust (in the case of VFC Contracts) to any other Person (other than (a) the sale of Contracts and any Financed Item financed or interest therein to CFUSA or to the Depositor and then the VFC Trust and (b) the financed sale of Equipment to an End-User effected through an End-User Contract), (ii) if such Contract finances Equipment other than a Vehicle, such Contract is secured by a fully perfected lien or ownership interest in favor of the Financing Originator or, in the case of Equipment other than a Vehicle relating to the VFC Contracts, the Depositor, on or in respect of the related Equipment (other than as contemplated by the Minimum Value Filing Exception), or, if the Contract is a Vendor Loan, the Vendor Loan is secured by a fully perfected lien or ownership interest in favor of the Financing Originator or the VFC Trust in the related Applicable Security, or (iii) if such Contract finances a Vehicle, within 90 calendar days of the origination of such Contract by the Financing Originator or Third Party Source, all applicable state registration or recording procedures were initiated, and the Financing Originator's or Third Party Source's interest in such Vehicle will be or was noted or recorded within 180 days of such origination, or a certificate of title or similar evidence of recordation on which the Financing Originator's or Third Party Source's interest has been noted has been obtained;

               (i) if the Contract constitutes an "instrument" or "tangible chattel paper" for purposes of the UCC, there is not more than one "secured party's original" counterpart of the Contract and such original counterpart is in the Contract File;

               (j) all filings (including filings of UCC financing statements) necessary (i) in respect of all Contracts, to evidence or perfect the conveyance or transfer of the Financing Originator's ownership interest in the Contract, and the Financing Originator's corresponding interest in the related Equipment or Applicable Security, as applicable, to CFUSA, and (ii) in respect of all Contracts to evidence or perfect the conveyance or transfer of CFUSA's or the VFC

Trust's ownership interest in the Contract, and CFUSA's corresponding interest in the related Equipment or Applicable Security, as applicable, to the Depositor (as well as the concurrent conveyance of such property hereunder, other than ownership interests in Equipment, from the Depositor to the Trust), have been made or provided for in all appropriate jurisdictions; provided, that (A) UCC financing statement filings with respect to Equipment or Applicable Security which name the Financing Originator as secured party have not been amended to indicate either CFUSA, the Depositor or the Trust as an assignee (although separate UCC filings were made against the Financing Originator's interest in Applicable Security in each jurisdiction where a related Vendor is located) and
(B) certificates of title with respect to Vehicles which name the Financing Originator or a Third Party Source as owner or lienholder have not been amended to name CFUSA, the Depositor or the Trust as the lienholder; and provided further, that only filings in the State of Delaware have been made in favor of the Trust as secured party against the Depositor as debtor describing as collateral (among other things) the Depositor's ownership interest in Equipment, in respect of the security interest in Equipment owned by the Depositor which has been granted to the Trust pursuant to Section 2.01 hereof.

               (k) the Obligor is not, to CFUSA's knowledge, subject to bankruptcy or other insolvency proceedings;

               (l) the Obligor's billing address is in the United States or Puerto Rico, and the Contract is a U.S. dollar-denominated obligation;

               (m) if the Contract is not an "instrument" for purposes of the UCC, the Contract does not require the prior written notification to or consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract, or, if the Contract constitutes an "instrument" for purposes of the UCC, all consents and approvals required by the terms of the Contract for the sale of the Contract hereunder have been received;

               (n) either (x) the obligations of the related Obligor under such Contract are irrevocable and unconditional and non-cancelable (it being understood that Contracts which are prepayable in accordance with their terms shall not, by virtue of that fact alone, be deemed revocable, conditional or cancelable) or, if not irrevocable and unconditional, have the benefit of a Vendor Guarantee or (y) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is canceled in accordance with its terms, either (1) the Vendor that assigned such Lease to the Financing Originator is unconditionally obligated to repurchase such lease from the Financing Originator for a purchase price not less than the Contract Principal Balance of such Lease (as of the date of cancellation), or (2) pursuant to the Purchase and Sale Agreements, CFUSA has indemnified the Depositor against such cancellation in an amount at least equal to the Contract Principal Balance of such Lease (as of the date of cancellation), less any amounts paid by the Vendor pursuant to clause (1);

               (o) no selection procedure adverse to the interests of the Trust or the Equity Certificateholder was used in selecting the Contract for the Contract Pool;

               (p) the Obligor under the Contract is required to maintain casualty insurance or to self-insure with respect to the related Equipment in accordance with the Customary Policies and Procedures;

               (q) the Contract constitutes tangible chattel paper, an account, an instrument or a general intangible, in each case as defined under the UCC;

               (r) the Contract is not a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC;

               (s) if such Contract is a Lease, to the best knowledge of the Financing Originator, the Lessee thereunder has accepted and has had reasonable opportunity to inspect the related Equipment;

               (t) except as provided in clause (n) above, the Contract is not subject to any guarantee by the Financing Originator, nor has the Financing Originator established any specific credit reserve with respect to the related Obligor;

               (u) if such Contract is a Lease, such Lease is a "triple net lease" under which the Obligor is responsible for the maintenance, taxes and insurance with respect to the related Equipment in accordance with general industry standards applicable to such item of Equipment;

               (v) if such Contract is a Vendor Loan, such Vendor Loan is secured by an Eligible Secondary Contract having an aggregate Contract Principal Balance for such Eligible Secondary Contract (determined as of the relevant Cut-Off Date for such Vendor Loan) not less than the outstanding principal amount of such Vendor Loan;

               (w) such Contract is not an obligation of the United States of America or an agency, department, or instrumentality of the United States of America;

               (x) such Contract contains provisions customary to similar financing agreements for Financed Items, which provisions are sufficient and enforceable (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies) to enable the Financing Originator (or its assignees, including the VFC Trust, the Depositor and the Trust) to realize against the Financed Items related thereto (to the extent such Financed Items secure or support the payment of the Contract);

               (y) if the Obligor in respect of such Contract is a state or local governmental entity or municipality, the conveyance of such a Contract under and pursuant to the Transaction Documents does not violate applicable state or municipal laws or regulations (if any) restricting or prohibiting the assignment of claims against or obligations of such Obligor; and

               (z) such Contract was originated or acquired by the Financing Originator in accordance with its Customary Policies and Procedures as in effect at the time of such origination or acquisition.

               "Eligible Investments" means any of the following:

                    (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation (if then rated "Aaa" by Moody's), the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

                    (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustees or any Affiliate of the Trustees, acting in their commercial capacity) incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated at least "P-1" or higher from Moody's, "A-1+" from Standard & Poor's and, if rated by Fitch, "F1+" from Fitch; or any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation and which is rated at least "P-1" by Moody's;

                    (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is at least rated "P-1" from Moody's, at least "A-1+" by Standard & Poor's and, if rated by Fitch, at least "F1+" by Fitch;

                    (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least "A2" or "P-1" from Moody's, at least "AAA" from Standard & Poor's and, if rated by Fitch, at least "AAA" from Fitch, at the time of such investment;

                    (v) commercial paper (which may be issued by CIT) having a rating of at least "P-1" from Moody's, at least "A-1+" from Standard & Poor's and, if rated by Fitch, at least "F1+" from Fitch, at the time of such investment;

                    (vi) money market funds which are rated "Aaa" by Moody's, at least "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AAA" by Fitch, including funds which meet such rating requirements for which the Trustees or an affiliate of the Trustees serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) such Trustee or an affiliate of such Trustee charges and collects fees and expenses from such funds for services rendered, (ii) such Trustee charges and collects fees and expenses for services rendered pursuant to this instrument, and (iii) services performed for such funds and pursuant to this instrument may converge at any time. (The Depositor and the Servicer specifically authorize such Trustee or an affiliate of such Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such Trustee may charge and collect for services rendered pursuant to this instrument); and

                    (vii) any other investments approved by the Rating Agencies.

          "Eligible Secondary Contract" shall mean each Secondary Contract

                    (i) that satisfies all the criteria set forth in the definition of "Eligible Contract" except clauses (b), (h) (with respect to ownership by the Financing Originator of the Contract) and (w) thereof, and except that the term "Obligor" shall mean "End-User" in all such criteria;

                    (ii) with respect to which Secondary Contract and the proceeds thereof the Financing Originator (or, in the case of VFC Contracts, the VFC Trust, as assignee) has a duly perfected first priority lien; and

                    (iii) with respect to which if such Secondary Contract secures a Vendor Loan constituting a Contract, the transfer of the Financing Originator's security interest in such Secondary Contract and the proceeds thereof to CFUSA, the transfer of CFUSA's interest so acquired to the Depositor, and, if applicable, the Depositor's transfer of its interest therein to the VFC Trust and the VFC Trust's transfer of such interest back to the Depositor, is effective to create in favor of the Depositor a lien therein and such lien has been duly perfected.

          "Eligible Servicer" means CITEF or any of its Affiliates, the Trustees or any other Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than $100,000,000 in outstanding principal amount of equipment financing contracts.

          "End-User" shall mean any party that uses the Financed Items pursuant to an End-User Contract.

          "End-User Contract" shall mean any CSA, Secured Note, Lease, IPA, or other Financing Agreement covering Financed Items originated or acquired by an Originator.

          "Equipment" means with respect to any Contract, the tangible assets constituting "goods" within the meaning of the UCC, in each case financed or leased by an Obligor pursuant to a Contract, or which otherwise provide security for the payment of amounts payable thereunder.

          "Equity Certificate" has the meaning specified in the Trust Agreement.

          "Equity Certificateholder" means the Person in whose name the Equity Certificate is registered in the Certificate Register.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" has the meaning specified in the Indenture.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended or supplemented from time to time.

          "Excluded Amounts" means (i) any collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Contract Pool or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any

Governmental Authority, (ii) any collections representing reimbursements of insurance premiums or payments for services that were not financed by the applicable Originator, (iii) collections relating to security deposits, and (iv) collections representing Late Charges, documentation fees, administrative charges or extension fees on any Contract, or maintenance premiums in respect of related Equipment.

          "Excluded Residual Investments" means Residual Investments, including Guaranteed Residual Investments.

          "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

          "Financed Items" means Equipment and other property and services that are permitted to be financed under Contracts in accordance with Customary Policies and Procedures of the Financing Originator.

          "Financing Agreement" means each financing agreement covering Financed Items, other than a CSA, a Secured Note, a Lease or an IPA.

          "Financing Originator" means CITEF.

          "Fitch" means Fitch, Inc., or any successor thereto.

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

          "Guaranteed Residual Investment" means each Residual Investment with respect to which the Financing Originator may look to either the Vendor or to the related Obligor on an End-User Contract constituting a Lease, and not just the value of the related Equipment itself, to recover its full Residual Investment.

          "Holder" has the meaning specified in the Indenture.

          "Indebtedness" means, with respect to any Person at any date, without duplication, (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances or letters of credit issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above.

          "Indenture" means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

          "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

          "Independent", when used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer, the Depositor or the Servicer, (ii) is not a director, officer or employee of any Affiliate of the Issuer, the Depositor or the Servicer, (iii) is not a person related to any officer or director of the Issuer, the Depositor or the Servicer or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of the Issuer, the Depositor or the Servicer or any of their respective Affiliates, and (v) is not connected with the Issuer, the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "Independent Accountant" has the meaning specified in Section 9.04.

          "Ineligible Contract" has the meaning specified in Section 7.06.

          "Initial Class A-1 Principal Amount" means $141,000,000.

          "Initial Class A-2 Principal Amount" means $90,000,000.

          "Initial Class A-3 Principal Amount" means $172,276,000.

          "Initial Class B Principal Amount" means $16,992,000.

          "Initial Class C Principal Amount" means $16,992,000.

          "Initial Class D Principal Amount" means $15,859,654.

          "Initial Contract Assets" means those Contract Assets conveyed to the Trust on the Closing Date.

          "Initial Contract Pool Principal Balance" is $453,119,654.

          "Initial Contracts" means those Contracts conveyed to the Trust on the Closing Date.

          "Initial Cut-Off Date" means May 1, 2004.

          "Initial Principal Amount" means, when used in the context of a reference to an individual Class of Notes, the initial principal amount applicable to such Class as defined above.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under such law, taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property; or (c) or the making by such Person of any general assignment for the benefit of creditors; or (d) the failure by such Person generally to pay its debts as such debts become due; or (e) the admission by such Person in writing of its inability generally to pay its debts when the same become due; or (f) the taking of action by such Person in furtherance of any of the foregoing.

          "Insolvency Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

          "Insolvency Proceeds" has the meaning specified in Section 10.01.

          "Insurance Policy" means, with respect to any Contract, an insurance policy covering physical damage to or loss of the related Equipment.

          "Insurance Proceeds" means, depending on the context, any amounts payable or any payments made, to the Servicer (or Financing Originator) under any Insurance Policy.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Investment Earnings" means, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account, Note Distribution Account and the Reserve Account.

          "IPA" means each installment payment agreement, including as applicable, schedules, subschedules, supplements and amendments, pursuant to which the relevant Originator financed the purchase or acquisition of specified assets by an Obligor for specified monthly, quarterly, semiannual or annual payments.

          "Issuer" is defined in the preamble hereto.

          "Late Charges" means any late payment fees paid by Obligors on Contracts.

          "Lease" means each agreement constituting a "lease" within the meaning of Section 2A-103 of the UCC, and including, as applicable, schedules, subschedules, supplements and amendments to a master lease, pursuant to which the Originator, as lessor, leased specified assets to a Lessee at a specified monthly, quarterly, semiannual or annual rental.

          "Lessee" means, with respect to any Lease, the Obligor with respect to such Lease.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), equity interest, participation interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional transfer or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

          "Liquidated Contract" means, as to any Collection Period, any Contract or Defaulted Contract (a) which the Servicer has determined is uncollectible in accordance with the Customary Policies and Procedures, or (b) for which the Equipment securing such Contract has been disposed.

          "Liquidation Expenses" means, with respect to any Liquidated Contract, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to or expenses incurred by any subservicer, other than subservicing fees, if any) in accordance with Customary Policies and Procedures in connection with the repossession, refurbishing and disposition of any related Equipment, and other out-of-pocket costs related to the liquidation of any such Equipment, including reasonable attorneys fees incurred in the attempted collection of any amount owing pursuant to such Liquidated Contract, and including amounts determined by the Servicer in its reasonable discretion as payable in respect of any sales, use, personal property or other taxes assessed or to be assessed on repossessed or liquidated Equipment.

          "Liquidation Loss" means, with respect to any Liquidated Contract, the amount, if any, by which (a) the Required Payoff Amount for such Liquidated Contract as of the date such Contract became a Liquidated Contract exceeds (b) that portion of the Liquidation Proceeds for such Liquidated Contract allocated to the Issuer.

          "Liquidation Proceeds" means, with respect to a Liquidated Contract, proceeds from the transfer, lease or re-lease of the related Financed Items, Insurance Proceeds, and any other recoveries with respect to such Liquidated Contract and the related Financed Items (including, without limitation, amounts received pursuant to a Program Agreement and Scheduled Payments received on such Defaulted Contracts), but net of Liquidation Expenses, Late Charges, amounts payable to a Vendor in respect of (and in amounts not exceeding) amounts previously paid by such Vendor in respect of such Contract under Vendor recourse provisions, and amounts, if any, so received that are required to be refunded to the Obligor on such Contract.

          "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

                    (i) the ability of CFUSA, the Financing Originator, the VFC Trust, the Depositor, the Trust or the Servicer to perform in all material respects its obligations under this Agreement or any other Transaction Document;

                    (ii) the validity or enforceability of this Agreement, any other Transaction Document, or the Contracts, or the collectibility of the Contracts; or

                    (iii) the status, existence, perfection, priority or enforceability of the Trust's interest in the Contracts and the other Trust Assets.

          "Material Modification" means a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Contract which would not otherwise be permitted under the standards and criteria set forth in Sections 5.08, 5.09 and/or 5.10 hereof.

          "Maturity Date" means, as applicable, the Class A-1 Maturity Date, Class A-2 Maturity Date, Class A-3 Maturity Date, Class B Maturity Date, Class C Maturity Date or Class D Maturity Date.

          "Minimum Value Filing Exception" means the variation from the Financing Originator's normal policies and practices with respect to filing UCC financing statements against an Obligor describing Equipment which is the subject of a Contract, in each case as set forth in Exhibit J hereto.

          "Monthly Report" has the meaning specified in Section 9.01.

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

          "Nonrecoverable Advance" means with respect to any Determination Date and any Contract, the amount, if any, advanced by the Servicer pursuant to
Section 5.14 which the Servicer has as of such Determination Date determined in good faith will not be ultimately recoverable by the Servicer.

          "Non-VFC Contract Assets" means the Contract Assets pertaining to the Non-VFC Contracts.

          "Non-VFC Contracts" means Contracts conveyed by CFUSA to the Depositor pursuant to the Non-VFC Purchase Agreement, as listed in Schedule A to the Non-VFC Purchase Agreement.

          "Non-VFC Conveyancing Agreement" means the Non-VFC Conveyancing Agreement, dated as of May 1, 2004, by and among the Financing Originator and CFUSA as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Non-VFC Purchase Agreement" means the Non-VFC Purchase and Sale Agreement, dated May 1, 2004, by and among CFUSA, as the seller, and the Depositor, as purchaser, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Note" means any one of the notes of the Trust of any Class executed and authenticated in accordance with the Indenture.

          "Note Distribution Account" means the account established and maintained as such pursuant to Section 7.01.

          "Note Interest Distributable Amount" means to the extent applicable, the sum of the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount, the Class A-3 Interest Distributable Amount, the Class B Interest Distributable Amount, the Class C Interest Distributable Amount and the Class D Interest Distributable Amount.

          "Note Principal Distributable Amount" means with respect to any Payment Date, the Total Principal Payment Amount, provided, however, that in no event may the Note Principal Distributable Amount with respect to any Payment Date exceed the Principal Amount of the Notes immediately prior to such Payment Date.

          "Note Register" has the meaning given such term in Section 2.04 of the Indenture.

          "Noteholder" means any registered holder of a Note.

          "Notes" means the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Notes.

          "Obligor" means, with respect to any Contract, the Person or Persons obligated to make payments with respect to such Contract, including any guarantor thereof (and including, with respect to a Contract consisting of a Vendor Loan, the Vendor obligated in respect of such Vendor Loan).

          "Officer's Certificate" means, with respect to any Person, a certificate signed by an authorized officer of such Person and delivered to the party entitled to receipt thereof under any applicable Transaction Document.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel (including internal counsel) for the Depositor or the Servicer and who shall be reasonably acceptable to the Trust and the Indenture Trustee.

          "Originator" means, with respect to each Contract, the party that is the original lessor or financing party thereunder.

          "Outstanding" has the meaning specified in the Indenture.

          "Owner Trustee" means Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

          "Payment Date" shall mean the twentieth (20th) day of each calendar month or, if such twentieth (20th) day is not a Business Day, the next succeeding Business Day, with the first such Payment Date being July 20, 2004; provided, that solely with respect to Class A-1 Notes, principal and interest will also be paid on the Class A-1 Maturity Date to the extent that any of the Class A-1 Notes remain outstanding after the Payment Date in June, 2005, and the Class A-1 Maturity Date will be a Payment Date solely for such purposes.

          "Paying Agent" means any Person described as such in Section 7.04(b).

          "Permitted Liens" means

               (a) with respect to Contracts in the Contract Pool:

                    (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto;

                    (ii) Liens in favor of CFUSA created by the Financing Originator pursuant to the VFC Conveyancing Agreement or the Non-VFC Conveyancing Agreement, as the case may be, or Liens in favor of the Depositor created pursuant to the Purchase and Sale Agreements or Liens in favor of the VFC Trust created pursuant to the VFC Pooling Agreement, in each case transferred to the Trust pursuant hereto;

                    (iii) Liens created pursuant to this Agreement in favor of the Trust; and

                    (iv) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement; and

               (b) with respect to the related Equipment:

                    (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due;

                    (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto;

                    (iii) Liens in favor of CFUSA created by the Financing Originator pursuant to the VFC Conveyancing Agreement or the Non-VFC Conveyancing Agreement, as the case may be, or Liens in favor of the Depositor created pursuant to the Purchase and Sale Agreements, in each case transferred to the Trust pursuant hereto or Liens in favor of the Depositor created pursuant to the VFC Purchase and Sale Agreement;

                    (iv) Liens created pursuant to this Agreement in favor of the Trust;

                    (v) Liens in favor of an Originator which have been transferred to the Financing Originator and pursuant to the Purchase and Sale Agreements by the Financing Originator to the Depositor (through CFUSA and the VFC Conveyancing Agreement or the Non-VFC Conveyancing Agreement, as the case may be, in the case of CITEF Contracts, and through CFUSA, the Depositor and the VFC Trust and the VFC Assignment in the case of the VFC Contracts) and in each case transferred to the Trust pursuant hereto;

                    (vi) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement;

                    (vii) Liens created pursuant to:

                         (A) the Pooling and Servicing Agreement among CIT EC-EF
2001-A, the depositor, CFUSA and the servicer, dated as of August 1, 2001, and the Indenture between CIT EC-EF 2001-A and Allfirst Bank, dated as of August 1, 2001, in favor of CIT EC-EF 2001-A; and

                         (B) the Pooling and Servicing Agreement among CIT
Equipment Collateral 2003-EF1, the depositor, CFUSA and the servicer, dated as of August 1, 2003, and the Indenture between CIT Equipment Collateral 2003-EF1 and The Bank of New York, dated as of August 1, 2003, in favor of CIT Equipment Collateral 2003-EF1;

                    (viii) Interests in favor of a Vendor which are subject to the prior payment of all Obligor obligations in respect of Scheduled Payments on the related Contract; and

                    (ix) Liens granted by the End-Users which are subordinated to the interest of the Trust in such Equipment.

          "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Pledged Revenues" means (i) all Scheduled Payments on the Contracts, including (without duplication) Scheduled Payments on Defaulted Contracts, received on or after the Cut-Off Date (excluding the Excluded Amounts); (ii) any Prepayments received on the Contracts on or after the Cut-Off Date (other than (a) in the case of a Lease, any portion thereof allocated to the Depositor, or
(b) in the case of a Prepaid Contract for which a substitution has been made in accordance with Section 2.04 of this Agreement, that portion thereof to which the Depositor is entitled pursuant to Section 2.04); (iii) the Purchase Amount of any Contracts purchased by CFUSA in accordance with Section 7.06 of this Agreement (other than any portion thereof attributable in the case of a Lease to the Excluded Residual Investment of the related Equipment); (iv) the amount paid by CFUSA or the Depositor to purchase the Contracts pursuant to Section 7.08 of this Agreement; (v) that portion of the Liquidation Proceeds received in respect of any Contracts and the disposition of the related Equipment on or after the Cut-Off Date and allocated to the Trust; and (vi) any Investment Earnings on the investment of amounts credited to the Collection Account and the Note Distribution Account. Pledged Revenues shall not include any amounts received with respect to any Excluded Residual Investment.

          "Pooling Agreement" means this Pooling and Servicing Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Prepaid Contract" means any Contract that has terminated or been prepaid in full prior to its scheduled expiration date (including because of a Casualty Loss), other than a Defaulted Contract.

          "Prepayment" means with respect to any Collection Period for any Contract, a partial or full prepayment of amounts due and owing under such Contract.

          "Principal Amount" means, with respect to a Class of Notes, the aggregate Initial Principal Amount thereof reduced by (i) the aggregate amount of any payments applied in reduction of such principal amount and (ii) the aggregate amount of any payments then on deposit in the Note Distribution Account, if any, for such Class of Notes established in accordance with the Indenture and to be applied in reduction of such principal amount in accordance with such Indenture.

          "Principal Deficiency Amount" means, with respect to any Payment Date, the excess, if any, of (i) the Principal Amount of the Notes (after giving effect to all distributions of principal from the Available Pledged Revenues (determined without regard to clause (iv) of the definition thereof) on such Payment Date), over (ii) the Contract Pool Principal Balance as of the related Accounting Date.

          "Program Agreement" means each vendor finance program agreement pursuant to which End-User Contracts originated by a Vendor are assigned to the Financing Originator.

          "Prospectus" has the meaning given such term in the Underwriting Agreement.

          "Purchase Amount" means, with respect to Ineligible Contracts, on any date of determination, the aggregate Required Payoff Amount for such Ineligible Contracts as of the related Accounting Date.

          "Purchase and Sale Agreements" means, collectively, the Non-VFC Purchase Agreement, the Substitute VFC Purchase Agreement and the VFC Purchase Agreement.

          "Purchase Price" means, with respect to any Contract conveyed on the Closing Date (or any Subsequent Transfer Date, as applicable), an amount equal to the Contract Principal Balance of such Contract as of the applicable Cut-Off Date.

          "Qualified Eligible Investments" means Eligible Investments acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee, which are held by the Indenture Trustee in the Trust Accounts and with respect to which (a) the Indenture Trustee has noted its interest therein on its books and records, and (b) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of
Section 8-102 of the UCC as enacted in the State of New York, without acting in collusion with a securities intermediary in violating such securities intermediary's obligations to entitlement holders in such assets, under Section 8-504 of such UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (c) either (i) such investments are in the possession of the Indenture Trustee, or (ii) such investments, (A) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or in registered form, have been delivered to the

Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (B) if uncertificated securities, the ownership of which has been registered to the Indenture Trustee on the books of the issuer thereof (or another person, other than a securities intermediary, either becomes the registered owner of the uncertified security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (C) if securities entitlements (within the meaning of Section 8-102 of the UCC as enacted in the State of New York) representing interests in securities or other financial assets (or interests therein) held by a securities intermediary (within the meaning of said Section 8-102), a securities intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee's securities account with such securities intermediary. Any such Qualified Eligible Investment may be purchased by or through the Indenture Trustee or any of its Affiliates.

          "Qualified Institution" means (a) the corporate trust department of the Indenture Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has (or the parent corporation of which has) either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) which is otherwise acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

          "Rating Agency" as of any date means each of the nationally recognized statistical rating organizations requested by the Depositor to provide ratings on the Notes which is rating the Notes on such date.

          "Rating Agency Condition" means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each Rating Agency shall have notified the Depositor, the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.

          "Ratings Effect" means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the rating of any outstanding Class with respect to which a Rating Agency has previously issued a rating as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

          "Reallocated Principal" means, with respect to any Payment Date, an amount equal to (a) the Total Principal Payment Amount, less (b) the sum of the Class A Principal Payment Amount and the Class B Principal Payment Amount.

          "Record Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date (so long as the Notes are in book-entry form) or the last day of the prior calendar month (if certificated Notes have been issued).

          "Related Collection Period Pledged Revenues" means, with respect to any Payment Date, the amount of Pledged Revenues in the Collection Account as of the Deposit Date which were received by the Servicer during the related Collection Period, including all Liquidation Proceeds as to Defaulted or Liquidated Contracts (other than in respect of Excluded Residual Investment) so received but excluding any Purchase Amounts.

          "Replaced Assets" has the meaning assigned such term in Section 2.04.

          "Replaced Contracts" has the meaning assigned such term in Section
2.04.

          "Required Holders" means (i) prior to the payment in full of the Class A Notes, Class A-1 Noteholders, Class A-2 Noteholders, and/or Class A-3 Noteholders, holding Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class A Notes Outstanding, (ii) from and after the payment in full of the Class A Notes, Holders of Class B Notes holding Class B Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class B Notes Outstanding, (iii) from and after the payment in full of the Class B Notes, Holders of Class C Notes holding Class C Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class C Notes Outstanding, and (iv) from and after the payment in full of the Class C Notes, Holders of the Class D Notes holding Class D Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class D Notes Outstanding.

          "Required Payoff Amount" means, with respect to any Collection Period for a Contract, the sum of (i) the Scheduled Payment due in such Collection Period, together with any Scheduled Payments due in prior Collection Periods but not yet received, plus (ii) the Contract Principal Balance of such Contract (after taking into account the Scheduled Payment due in such Collection Period whether or not actually received and, with respect to Contracts that are Defaulted Contracts, the Contract Principal Balance plus Scheduled Payments due but not yet paid on such Contract as of the first day of the Collection Period during which it became a Defaulted Contract without giving effect to the Defaulted Contract Valuation Amount) less any subsequent cash collections on such contract.

          "Required Reserve Amount" means with respect to any Payment Date, an amount equal to the greater of (a)(x) if as of the end of the related collection period the Cumulative Loss Ratio does not exceed the Cumulative Loss Trigger (and has not exceeded the Cumulative Loss Trigger for the preceding two collection periods), 4.5% of the current Contract Pool Principal Balance, or (y) if, as of the end of the related collection period, the Cumulative Loss Ratio exceeds the Cumulative Loss Trigger (or has exceeded the Cumulative Loss Trigger in any of the preceding two collection periods), 6.5% of the current Contract Pool Principal Balance, and (b) $6,796,795; provided, that in no event will the Required Reserve Amount exceed the Aggregate Principal Amount of the Notes as of any date of determination.

          "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "Reserve Account" means the Reserve Account established and maintained pursuant to Section 7.01 hereof.

          "Reserve Account Agreement" means the Reserve Account Agreement dated as of May 1, 2004, among the Depositor, the Trust, the Indenture Trustee and the Servicer as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

          "Residual Investment" means, with respect to certain Leases, any funds that the Financing Originator shall have advanced against all or any portion of the anticipated residual value of the leased Equipment upon the expiration of such Lease in accordance with its terms, and in excess of the discounted present value of the rental payments due under such Lease.

          "Responsible Officer" means, with respect to the Owner Trustee, any officer in its Corporate Trust Administration Department (or any similar group of a successor Owner Trustee) who has primary responsibility for administering the Trust or the Trust Agreement, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

          "Scheduled Payment" means, with respect to any Contract, the monthly or quarterly or semi-annual or annual rent or financing (whether principal or principal and interest) payment or other payment scheduled to be made by the related Obligor under the terms of such Contract; it being understood that Scheduled Payments do not include any Excluded Amount or Excluded Residual Investment.

          "Schedule of Contracts" means the schedule of Contracts which are conveyed to the Trust pursuant to this Agreement and the Transfer Agreement, executed and delivered on the Closing Date, which schedule shall identify by any reasonable means or designation the Financing Originator with respect to each Contract identified in such Schedule, and which includes the Contracts listed on Exhibit C hereto. Such Schedule shall be supplemented from time to time (a) by each subsequent Substitution Schedule of Contracts with respect to each Substitution Transfer Agreement and related Substitute Contracts, which Schedules of Contracts shall be deemed incorporated and made a part of the original Schedule of Contracts on Exhibit C hereto; and (b) by the Servicer from time to time to reflect the release by and removal from the Trust Assets of (i) Contracts released in connection with (A) in respect of a Contract becoming a Prepaid Contract in accordance herewith or having its final Scheduled Payment paid in full in accordance with the Contract, or (B) in respect of a repurchase from the Trust through payment of a Purchase Amount, and (ii) Replaced Contracts. The comprehensive Schedule of Contracts is to be maintained by the Servicer (with copies thereof, as the same shall be supplemented or amended as described above, to be provided promptly to the Trust). With respect to the Transfer Agreement (or Substitution Transfer Agreement, as applicable), "Schedule of Contracts" shall mean the schedule attached thereto identifying the Contracts being conveyed thereby.

          "Schedule of Representations" means the Schedule of Representations and Warranties set forth on Exhibit G hereto.

          "Secondary Contract" shall mean, with respect to a Vendor Loan, each End-User Contract securing such Vendor Loan.

          "Secured Note" means each promissory note with a related security interest evidenced by written agreement, pursuant to which the purchase of specified assets by an Obligor or End-User is financed for specified monthly, quarterly, semiannual or annual payments.

          "Securities" means the Notes and the Equity Certificate, or any of them.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Securityholders" means the Holders of the Notes or the Equity Certificate.

          "Servicer" means initially CITEF, until any Successor Servicer is appointed pursuant to Article VIII hereof, and thereafter, means the Successor Servicer so appointed.

          "Servicer Advance" means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer in the Collection Account for such Payment Date in respect of Scheduled Payments pursuant to Section 5.14 hereof.

          "Servicer Default" has the meaning given such term in Section 8.01.

          "Servicer Letter of Credit" has the meaning given such term in Section 7.01(b).

          "Servicing Fee" has the meaning specified in Section 5.18 hereof.

          "Servicing Fee Percentage" means 0.75%.

          "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts.

          "Servicing Standard" means, with respect to the servicing and collection activities of the Servicer concerning the Contract Assets, the conduct of such activities with reasonable care, using that degree of skill and attention that the Financing Originator for such Contract Assets exercises with respect to all comparable contracts and related assets that it services for itself or others, and in accordance with Customary Policies and Procedures and applicable law.

          "Servicing Transfer" is defined in Section 8.02(b).

          "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the Property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Standard & Poor's" means Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, or any successor thereto.

          "Subordinated Notes" means the Class B Notes, the Class C Notes and the Class D Notes.

          "Subsidiary" means with respect to a Person, any corporation or other entity of which securities or other ownership interests (whether directly or indirectly in connection with contract rights) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Substitute Contract" means any Contract conveyed, assigned and transferred by the Depositor or CFUSA to the Trust pursuant to Section 2.04.

          "Substitute Contract Assets" means Contract Assets relating to Substitute Contracts.

          "Substitute Contract Qualification Conditions" means, with respect to any Substitute Contract being transferred to the Trust pursuant to Section 2.04, each of the following:

          (1) the accuracy of each of the following statements as of the related Cut-Off Date for such Contract:

               (a) the Contract Principal Balance of such Substitute Contract is not less than that of the related Replaced Contract[s];

               (b) no adverse selection procedure shall have been employed in the selection of such Substitute Contract from the Financing Originator's portfolio;

               (c) each such Substitute Contract satisfied the criteria set forth in the definition of Eligible Contract herein; and

               (d) if the Replaced Contract for which such Substitute Contract is being substituted was a VFC Contract, then such Substitute Contract is itself a VFC Contract, and if such Replaced Contract is a CITEF Contract, then such Substitute Contract is itself a CITEF Contract; and

          (2) with respect to any such Substitute Contract which is replacing a Replaced Contract of the type described in clause (a) of the definition of Substitution Event (a "Type"), the condition that after giving effect to such transfer, the Contract Pool Principal Balance of all Substitute Contracts transferred to the Trust since the Closing Date in respect of Replaced Contracts of the same Type shall not exceed 10% of the Contract Pool Principal Balance as of the Initial Cut-Off Date.

          "Substitute Transferred Assets" has the meaning assigned such term in
Section 2.04.

          "Substitute VFC Purchase Agreement" means the Substitute VFC Purchase and Sale Agreement, dated as of May 1, 2004, among CFUSA and the Depositor, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Substitution Assignment Agreement" means, with respect to any Substitute Contracts, the agreement between CFUSA and the Depositor pursuant to which CFUSA transfers the identified Substitute Contracts to the Depositor pursuant to the Non-VFC Purchase Agreement or the Substitute VFC Purchase Agreement, as the case may be.

          "Substitution Cut-Off Date" means the date specified as such for the relevant Substitute Contracts, in the related Substitution Transfer Agreement.

          "Substitution Event" means, with respect to any transfer of a related Substitute Contract to the Trust under Section 2.04, the occurrence of any of the following: (a) one or more Contracts identified in the related Substitution Notice as being an intended Replaced Contract with respect to such Substitute Contract, has become a Defaulted Contract, (b) one or more Contracts identified in the related Substitution Notice as being an intended Replaced Contract with respect to such Substitute Contract, has been subjected to a Material Modification, (c) one or more Contracts identified in the related Substitution Notice as being an intended Replaced Contract with respect to such Substitute Contract, has become an Ineligible Contract, or (d) one or more Contracts identified in the related Substitution Notice as being an intended Replaced Contract with respect to such Substitute Contract, has become a Prepaid Contract and the Trust has not yet received the related Prepayment.

          "Substitution Notice" means, with respect to any transfer of Substitute Contracts to the Trust pursuant to Section 2.04 (and the Financing Originator's corresponding conveyance and assignment of such Substitute Contracts), a notice, which shall be given at least five days prior to the related Substitution Transfer Date, identifying the Substitute Contracts to be transferred, the Contract Principal Balance of such Substitute Contracts and the related Substitution Event (with respect to an identified Contract or Contracts then in the Contract Pool, which will upon such substitution become a Replaced Contract) to which such Substitute Contract relates, with such notice to be signed both by the Depositor and the Financing Originator.

          "Substitution Schedule of Contracts" means a schedule or list, substantially in the form of the initial Schedule of Contracts delivered on the Closing Date, but listing each Substitute Contract being transferred to the Trust pursuant to a related Substitution Transfer

Agreement, as well as the related Replaced Contracts being removed from the existing Contract Pool by virtue of such substitution.

          "Substitution Transfer Agreement" means the agreement identified as such in Section 2.04(b) hereof.

          "Substitution Transfer Date" means any date on which Substitute Contracts are transferred to the Trust.

          "Successor Servicer" has the meaning given such term in Section
8.02(b).

          "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (i) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) following such action the Trust will be disregarded as a separate entity from the Depositor, and (iii) such action will not affect the tax characterization as debt of Notes of any outstanding Class issued by the Trust for which an Opinion of Counsel has been provided that such Notes are debt.

          "TCC Assignment" has the meaning given such term in the VFC Conveyancing Agreement.

          "TCC Contract Assets" has the meaning given such term in the VFC Conveyancing Agreement, provided that the meaning solely references Contract Assets with respect to TCC Contracts originated or acquired by CITEF.

          "TCC Contracts" has the meaning given such term in the VFC Conveyancing Agreement, provided that the meaning solely references Contracts originated or acquired by CITEF.

          "TCC Financing Originators" has the meaning given to such term in the VFC Conveyancing Agreement.

          "Third Party Source" means any affiliate of CITEF, Vendor or other manufacturer, dealer, lender or intermediary from which CITEF purchased a Contract.

          "Total Principal Payment Amount" means, with respect to any Payment Date, the difference between (a) the aggregate Principal Amount of all Classes of Notes immediately prior to that Payment Date and (b) the Contract Pool Principal Balance as of the related Accounting Date; provided, that the amount referred to in clause (b) shall be deemed to be zero on any Payment Date on which the Contract Pool Principal Balance is less than the amount on deposit in the Reserve Account.

          "Transaction Documents" means this Pooling Agreement, the Transfer Agreement, any Substitution Transfer Agreement, the VFC Conveyancing Agreement, the VFC Purchase Agreement, the VFC Assignment, the VFC Pooling Agreement, any TCC Assignment, the Non-VFC Conveyancing Agreement, the Non-VFC Purchase Agreement, the Substitute VFC Purchase Agreement, the Trust Agreement, the Administration Agreement, the Indenture, the

Reserve Account Agreement and the Underwriting Agreement, and any other agreements contemplated herein or therein.

          "Transfer Agreement" means, the Transfer Agreement dated the Closing Date between the Depositor and the Trust pursuant to which the Depositor conveys and assigns the Contracts and other related Transferred Assets to the Trust, in the form attached hereto as Exhibit A.

          "Transferred Assets" means with respect to any Contracts (including Substitute Contracts) conveyed or being conveyed to the Trust pursuant to this Agreement, all right and interest of the Depositor in, to and under the following:

                    (i) such Contracts and other related Contract Assets (subject to the proviso below);

                    (ii) related rights of the Depositor under the Purchase and Sale Agreements and Substitution Assignment Agreement (if any) and the VFC Assignment, including, without limitation, in respect of the obligation of CFUSA to repurchase or substitute for such Contracts under certain circumstances as specified therein; and

                    (iii) rights under the Transfer Agreement, each Substitution Transfer Agreement and each Assignment Agreement; and

                    (iv) all income from and proceeds of the foregoing;

provided, that Transferred Assets shall not include any title to or ownership interest in the Equipment related to such Contracts (although security interests in such Equipment established pursuant to the related Contract, and proceeds thereof, shall constitute Transferred Assets), and provided further, that the security interest granted by the Depositor pursuant to Section 2.01 hereof in related Equipment owned by it, shall constitute part of Transferred Assets.

          "Trust" means the trust governed by the Trust Agreement, the assets and property of which consists of the Trust Assets.

          "Trust Accounts" means, collectively, the Collection Account, the Reserve Account and the Note Distribution Account, or any of them.

          "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of May 1, 2004, between the Depositor and the Owner Trustee, as amended, restated, supplemented or otherwise modified from time to time.

          "Trust Assets" has the meaning given to such term in the Trust Agreement.

          "Trust Estate" shall have the meaning specified in the Trust
Agreement.

          "Trustees" means the Owner Trustee and the Indenture Trustee, or any of them individually as the context may require.

          "UCC" means the Uniform Commercial Code as enacted from time to time in the State of New York.

          "Underwriting Agreement" means the Underwriting Agreement, dated June 15, 2004 among Citigroup Global Markets Inc. and Credit Suisse First Boston LLC (as underwriters thereunder and as representatives of the several underwriters), the Depositor and CIT Financial USA, Inc.

          "Unfunded Loss Amount" means, with respect to any Payment Date, the excess, if any, of (i) the remainder, if any, of (a) the Aggregate Principal Amount of all of the Notes (prior to giving effect to the payment of principal on the Notes on such Payment Date) minus (b) the lesser of (1) the Contract Pool Principal Balance as of the related Accounting Date for the preceding Payment Date, minus the Contract Pool Principal Balance as of the related Accounting Date for such Payment Date, or (2) (A) the Related Collection Period Pledged Revenue remaining after the payment of amounts owing to the Servicer and the payment of all interest due on the Notes on such Payment Date, plus (B) the amount of any withdrawal from the Reserve Account for the payment of principal in respect of Notes on such Payment Date over (ii) the Contract Pool Principal Balance as of the related Accounting Date.

          "Unreimbursed Servicer Advances" means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 7.05 and which the Servicer has determined in its sole discretion are Nonrecoverable Advances, and with respect to which the Servicer has given a written certification to such effect to the Trust (which certification may take the form of an entry on a Monthly Report identifying Unreimbursed Servicer Advances).

          "United States" means the United States of America.

          "Vehicle" means any motor vehicle, the transfer of interests in which is governed by a state certificate of title or registry system.

          "Vendor" means, with respect to a Contract, the equipment manufacturer, dealer or distributor, or software licensor or distributor, or other Person that provided financing under such Contract in connection with the acquisition or use by an End-User of such party's Equipment, Software, Services or other products.

          "Vendor Agreements" means the collective reference to Vendor Assignments and Program Agreements.

          "Vendor Assignment" means each assignment agreement pursuant to which an individual End-User Contract originated by a Vendor is assigned by such Vendor to the Financing Originator.

          "Vendor Guarantee" means the irrevocable obligation of a Vendor to pay to the Financing Originator the aggregate outstanding principal amount of a Contract which has been canceled by the related Obligor pursuant to the terms of such Contract.

          "Vendor Loan" means a limited recourse loan agreement payable by a Vendor and secured by the Vendor's interest in Secondary Contracts and by the Equipment, if any, related thereto.

          "VFC Assignment" means the Release and Assignment instrument dated the Closing Date, in the form attached hereto as Exhibit B, executed by the VFC Trust conveying, assigning and releasing the VFC Contract Assets to the Depositor.

          "VFCC" means Variable Funding Capital Corporation.

          "VFC Contract Assets" means the Contract Assets pertaining to the VFC Contracts.

          "VFC Contracts" means Contracts conveyed by the VFC Trust to the Depositor pursuant to the VFC Assignment, as listed in the Schedule of Contracts attached to the VFC Assignment.

          "VFC Conveyancing Agreement" means the Amended and Restated Conveyancing Agreement dated as of March 2, 1999, as amended and restated as of June 29, 2000 among the TCC Financing Originators and CFUSA, as the same has been or may be amended, supplemented, restated or otherwise modified from time to time.

          "VFC Trust" means the CIT Equipment Trust -- VFC Series created and existing pursuant to the Trust Agreement dated as of February 25, 1999, as amended by Amendment No. 1 dated as of June 27, 2000, by and between the Depositor and the Bank of New York (Delaware), as owner trustee, as the same has been or may be amended, supplemented, restated or otherwise modified from time to time.

          "VFC Pooling Agreement" means the Amended and Restated Pooling and Servicing Agreement dated as of March 2, 1999, as amended and restated as of June 29, 2000, by and among the VFC Trust, the Depositor and TCC, as the same has been or may be amended, supplemented, restated or otherwise modified from time to time.

          "VFC Purchase Agreement" means the Amended and Restated Sale and Contribution Agreement dated as of March 2, 1999, as amended and restated as of June 29, 2000, by and among CFUSA, TCC and the Depositor, as the same has been or may be amended, supplemented, restated or otherwise modified from time to time.

          "Vice President" of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title "Vice President," who is a duly elected officer of such Person.

          "Voting Power" means, with respect to any outstanding membership interest of the Depositor, the power (expressed as a percentage) represented by such membership interest of the aggregate voting power of all outstanding membership interests of the Depositor having ordinary voting power, including the power to vote for election of members of the Board of Directors (and, if any class thereof has power to designate members of the Board of Directors or any special committee thereof, the power so to designate).

          Section 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

          Section 1.03 Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

          Section 1.04 Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                   Article II

                    FUNDINGS OF TRUST; TRANSFERS OF CONTRACTS

          Section 2.01 Creation and Funding of Trust; Transfer of Transferred Assets to Trust. (a) The Trust has been created (i) pursuant to an initial trust agreement as amended and restated by the Trust Agreement, and (ii) by the filing by the Owner Trustee of an appropriately completed Certificate of Trust under the Delaware Statutory Trust Act. The Depositor, as settlor of the Trust, shall fund and convey assets to the Trust pursuant to the terms and provisions hereof. The Trust shall be administered pursuant to the provisions of this Agreement, the Administration Agreement and the Trust Agreement for the benefit of the Noteholders and the Equity Certificateholder. Each of the Owner Trustee and the Administrator (as defined in the Administration Agreement) is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Trust in accordance with the terms hereof and of the Trust Agreement and Administration Agreement.

               (b) Subject to the terms and conditions set forth herein, on the Closing Date, the Depositor shall, in consideration of the purchase price of the Contracts and the related Transferred Assets and the retention of the Equity Certificate, transfer, assign, set over and otherwise convey to the Trust by execution of the Transfer Agreement, without recourse (other than as expressly provided herein), (i) all the right, title and interest of the Depositor in and to the Contracts and the related Transferred Assets identified in such Transfer Agreement, and (ii) all income from and proceeds of the foregoing. The "purchase price" for the Contracts and the related Transferred Assets shall be an amount equal to $452,223,424. Such purchase price shall be payable in immediately available funds on the Closing Date.

               (c) The parties hereto hereby agree and acknowledge that title to or ownership of any related Equipment shall not be transferred to the Trust upon such conveyance and that the Depositor shall retain its ownership interest (to the extent the same has been so conveyed to the Depositor pursuant to the VFC Purchase Agreement, the Non-VFC Purchase Agreement, the Substitute VFC Purchase Agreement and the VFC Assignment) in such Equipment (provided, that the parties agree and intend that any mere security interest, as opposed to title or ownership interest, in the related Equipment which secures the Contract pursuant to the terms thereof, is being assigned and conveyed as part of the Transferred Assets in accordance with the definition thereof). The Depositor and the Trust further intend and agree that, except as described in the preceding sentence with respect to ownership interests in related Equipment, any such transfer is intended to be a conveyance and transfer of ownership of the Contracts and the related Transferred Assets (or Substitute Transferred Assets conveyed as described in Section 2.04 below) and that such Contracts and the related Transferred Assets shall not be part of the Depositor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. In the event, however, that notwithstanding such intent and agreement, a transfer and assignment contemplated hereby and in the Transfer Agreement (or Substitution Transfer Agreement, as applicable) is determined not to be a conveyance of ownership, the Depositor hereby grants to the Trust a first priority perfected security interest in (i) such Contracts and the related Transferred Assets identified in such Transfer Agreement (or Substitution Transfer Agreement, as applicable), and (ii) all income from and proceeds of the foregoing, and this Agreement and the Transfer Agreement (or Substitution Transfer Agreement, as applicable), collectively, shall constitute a security agreement under applicable law, securing the related obligations of the Trust to the Noteholder and the Equity Certificateholder, in the order and priorities, and subject to the other terms and conditions of, this Agreement and the other Transaction Documents, together with such other obligations or interests as may arise hereunder and thereunder with respect to such Contracts and the related Transferred Assets in favor of the parties thereto.

               (d) In furtherance of and not in limitation of any of the foregoing, the Depositor with respect to each item of Equipment owned by it as described above, by execution and delivery of this Agreement and the Transfer Agreement (or Substitution Transfer Agreement, as applicable), hereby and thereby on and as of the Closing Date (or Substitution Transfer Date, as applicable) grants to the Trust and the Indenture Trustee a first priority perfected security interest in such item of owned Equipment, securing in each case an amount payable by the Trust in respect of the Notes corresponding to the Contract Principal Balance from time to time of the related Contract; it being understood, however, that (i) recourse to such Equipment in realization of the benefits of such security interest shall only occur if the related Contract has become a Liquidated Contract, and (ii) the application of Liquidation Proceeds realized therefrom shall be governed in accordance with the provisions hereof generally applicable to such Pledged Revenue and allocation in accordance with the Allocation Criteria.

               (e) The Depositor, by execution and delivery of the Agreement and the Transfer Agreement (or Substitution Transfer Agreement, as applicable) authorizes the Trust to file UCC financing statements naming the Depositor as Debtor, the Trust as Secured Party and the Indenture Trustee as Assignee in each jurisdiction that the Depositor deems necessary in order to protect its security interests in the Contracts and Equipment.

          Section 2.02 Conditions to Transfers. The Depositor shall transfer to the Trust the Contracts and other Transferred Assets described in Section 2.01 above only upon the satisfaction of each of the following conditions on or prior to the Closing Date and shall be deemed to have represented in respect of the Closing Date that all such conditions are satisfied upon the Depositor's delivery of the Transfer Agreement:

               (a) the Depositor shall have delivered to the Owner Trustee on behalf of the Trust the duly executed Transfer Agreement, which shall include a Schedule of Contracts listing the Contracts being transferred on the Closing Date;

               (b) the VFC Trust shall have delivered to the Depositor and the Owner Trustee on behalf of the Trust the duly executed VFC Assignment with respect to the VFC Contracts being conveyed by the VFC Trust on the Closing Date;

               (c) A letter from PricewaterhouseCoopers LLP, or another nationally recognized accounting firm, addressed to the Depositor and the Underwriters and stating that such firm has reviewed a sample of the Initial Contracts and performed specific procedures for such sample with respect to certain contract terms and which identifies those Initial Contracts which do not conform;

               (d) Copies of resolutions of the Board of Directors of CFUSA, the Servicer and the Depositor or of the Executive Committee of the Board of Directors of CFUSA, the Servicer and the Depositor approving the execution, delivery and performance of this Agreement and the other Transaction Documents to which any of them is a party, as applicable, and the transactions contemplated hereunder and thereunder, certified in each case by the Secretary or an Assistant Secretary of CFUSA, the Servicer and the Depositor;

               (e) Officially certified, recent evidence of due incorporation or formation, as the case may be and good standing of each of CFUSA and the Depositor under the laws of Delaware;

               (f) (i) Evidence of proper filing or provision for filing with appropriate offices in the jurisdictions in which a UCC financing statement was filed naming the Depositor as debtor and the VFC Trust as secured party, with respect to the VFC Contracts, of a UCC assignment identifying the VFC Contracts as collateral being assigned back to the Depositor, executed by the VFC Trust;
(ii) evidence of proper filing or provision for filing with appropriate offices in the state of organization of the Financing Originator of UCC financing statements naming the Financing Originator as debtor, and naming CFUSA as secured party (and the Depositor as assignee), to perfect the grant of a security interest from the Financing Originator to CFUSA and then to the Depositor pursuant to the applicable Purchase and Sale Agreements; (iii) evidence of proper filing or provision for filing with appropriate offices in the state of organization of CFUSA of UCC financing statements naming CFUSA as debtor, and naming the Depositor as secured party, to perfect the grant of a security interest from CFUSA to the Depositor pursuant to the applicable Purchase and Sale Agreements; (iv) evidence of proper filing or provision for filing with appropriate offices in the state of organization of the Depositor of UCC financing statements naming the Depositor as debtor, and naming the Trust as secured party, to perfect the grant of a security interest from the Depositor to the Trust pursuant to Article

II hereof; (v) evidence of proper filing or provision for filing with appropriate offices in the state of organization of the Trust of UCC financing statements naming the Trust as debtor, and naming the Indenture Trustee as secured party, to perfect the grant of a security interest from the Trust to the Indenture Trustee pursuant to the Indenture;

               (g) Evidence of deposit in the Reserve Account of the initial Required Reserve Amount;

               (h) A fully executed Substitute VFC Purchase Agreement;

               (i) a fully executed Non-VFC Conveyancing Agreement;

               (j) a fully executed Non-VFC Purchase Agreement;

               (k) a fully executed VFC Assignment;

               (l) a fully executed Trust Agreement;

               (m) a fully executed Administration Agreement;

               (n) a fully executed Indenture;

               (o) a fully executed Pooling Agreement;

               (p) an opinion of Schulte Roth & Zabel LLP to the effect that for federal income tax purposes, the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation;

               (q) each of the representations and warranties made by CFUSA pursuant to Article III of the Purchase and Sale Agreements shall be true and correct as of the Closing Date (including the representation made thereunder as to compliance with the UCC filing criteria as set forth in clause (j) of the definition of Eligible Contract), and CFUSA shall have performed in all material respects all obligations to be performed by it under the Purchase and Sale Agreements on or prior to the Closing Date;

               (r) each of the representations and warranties made by the Depositor and the Servicer pursuant to Article III hereof shall be true and correct as of the Closing Date;

               (s) the Depositor shall, at its own expense, on or prior to the Closing Date indicate in its computer files that the Transferred Assets identified in the Transfer Agreement have been conveyed to the Trust pursuant to this Agreement and the Transfer Agreement;

               (t) no event has occurred and is continuing, or would result from the conveyance on the Closing Date that constitutes a Servicer Default; and

               (u) the Depositor or the Servicer shall have provided the Owner Trustee on behalf of the Trust a statement or computer disk listing the Contract Pool Principal Balance on the Closing Date of the contracts being transferred on the Closing Date.

          The failure to satisfy any of the foregoing conditions to transfer or to obtain a waiver thereof shall not be deemed to adversely affect the validity of any such transfer.

          Section 2.03 Acceptance by Trust. On the Closing Date, if all the conditions specified in Section 2.02 above have been satisfied (as evidenced by the Depositor's delivery of the Transfer Agreement), the Trust shall issue, and the Owner Trustee, or the Indenture Trustee as its authenticating agent under the Trust Agreement, shall authenticate, to, or upon the order of, the Depositor and in accordance with the Trust Agreement, the Equity Certificate representing ownership of a beneficial interest in 100% of the Trust and the Trust shall issue, and the Indenture Trustee shall authenticate, to, or upon the order of, the Depositor in accordance with the terms of the Indenture the Notes secured by the Collateral. The Trust hereby acknowledges its acceptance of the Trust Assets, and declares that it shall maintain such right and interest in the Trust Assets in accordance with the terms of this Agreement and the Trust Agreement upon the trust herein and therein set forth.

          Section 2.04 Conveyance of Substitute Contracts. (a) Subject to the limitations set forth in (and the other terms and conditions of) this Section 2.04, the Depositor may substitute other Contracts and related assets for Contracts and related Transferred Assets previously conveyed to the Trust and in the Contract Pool, by conveying such other Contracts and related assets to the Trust pursuant to the procedures and documentation specified below. Upon the effectiveness of such substitution, such other Contracts and related Transferred Assets (such Contracts, "Substitute Contracts", and collectively, "Substitute Transferred Assets") shall, for all purposes of this Agreement and the Trust Agreement, constitute and be considered as part of the Trust Assets, and the Contracts already in the Contract Pool and related Transferred Assets for which the Substitute Contract Assets have been substituted (such Contracts, "Replaced Contracts", and collectively, "Replaced Assets") shall no longer constitute Trust Assets. Upon consummation of such substitution, the Trust shall be deemed to have assigned to the Depositor all of the Trust's right, title and interest in and to the Replaced Assets, without recourse, representation or warranty.

          In addition, the parties hereto intend and agree that any conveyance described in this Section 2.04 is made with the intent and effect described in subsection (c) of Section 2.01 above.

               (b) Subject to the conditions set forth in this subsection (b) below, and pursuant to one or more related Substitution Transfer Agreements, the Depositor shall transfer, assign, set over and otherwise convey to the Trust, without recourse (other than as expressly provided herein), (i) all the right and interest of the Depositor in and to the Substitute Contracts listed on the related Substitution Schedule of Contracts, and (ii) all other rights and property interests consisting of Transferred Assets related to such Substitute Contracts. The Depositor shall effect such transfers only upon the satisfaction of each of the following conditions on or prior to the related Substitution Transfer Date (and the delivery of a related Substitution Notice by the Depositor shall be deemed a representation and warranty by the Depositor that such conditions have been or will be, as of the related Substitution Transfer Date, satisfied):

                    (i) At least five days prior to the related Substitution Transfer Date, the Depositor shall have provided the Owner Trustee on behalf of the Trust and the Indenture Trustee with a Substitution Notice complying with the definition thereof contained herein;

                    (ii) there shall have occurred, with respect to each such Substitute Contract, a corresponding Substitution Event with respect to one or more intended Replaced Contracts then constituting Contracts in the Contract Pool;

                    (iii) the Substitute Contract(s) being conveyed to the Trust, satisfy the Substitute Contract Qualification Conditions;

                    (iv) the Depositor shall have delivered to the Owner Trustee on behalf of the Trust a duly executed written assignment agreement in substantially the form of Exhibit E hereto (a "Substitution Transfer Agreement"), which shall include a Substitution Schedule of Contracts identifying the Substitute Contracts and the related Replaced Contracts;

                    (v) CFUSA shall have delivered to the Depositor and the Owner Trustee on behalf of the Trust a duly executed Substitution Assignment Agreement with respect to such conveyance;

                    (vi) no selection procedures adverse to the interests of either the Trust, the Noteholders or the Equity Certificateholder shall have been utilized in selecting the Substitute Contracts;

                    (vii) each of the representations and warranties made by CFUSA pursuant to Article III of the Substitute VFC Purchase Agreement or Non-VFC Purchase Agreement, as the case may be, shall be true and correct as of the related Substitution Transfer Date (including the representation made as to compliance with the UCC filing criteria set forth in clause (j) of the definition of Eligible Contract), and CFUSA shall have performed in all material respects all obligations to be performed by it under the Substitute VFC Purchase Agreement or Non-VFC Purchase Agreement, as the case may be, on or prior to such Substitution Transfer Date; and

                    (viii) the Servicer and CFUSA and the Financing Originator shall, at their own expense, on or prior to the Substitution Transfer Date, have indicated in their respective computer files that the Substitute Contracts identified on the Substitution Schedule of Contracts attached to the related Substitution Transfer Agreement have been assigned and conveyed to the Trust through the Depositor pursuant to this Pooling Agreement and the Substitute VFC Purchase Agreement or Non-VFC Purchase Agreement, as the case may be.

          The failure to satisfy any of the foregoing conditions to transfer or to obtain a waiver thereof shall not be deemed to adversely affect the validity of any such transfer.

          Section 2.05 Release of Excluded Amounts. The Trust hereby agrees to release to the Servicer, an amount equal to the Excluded Amounts immediately upon identification thereof, which release shall be automatic and shall require no further act by the Trust, provided that the Trust shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release, as may reasonably be requested in writing by the Servicer. Upon such release, such Excluded Amounts shall not constitute and shall not be included in the Trust Assets.

          Section 2.06 Waiver. The Issuer hereby waives, releases and terminates
(i) any rights it may have in any equipment (other than the Equipment financed by any Contract) as security for any obligations owing to it under the Contracts, (ii) any rights it may have in any property as security for any Contract other than the rights relating to the related Equipment which secures such Contract and the proceeds thereof and (iii) any rights it may have to apply moneys received under a receivable that was not sold to the Issuer pursuant to
Section 2.01. Notwithstanding anything to the contrary contained herein, the foregoing in no way constitutes a waiver, release or termination of any of the rights of the Issuer with respect to the Equipment financed by any Contract and the rights related to such Equipment.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          CFUSA, under the Purchase and Sale Agreements, has made, and upon execution of each Substitution Assignment Agreement is deemed to remake with respect to the relevant Contract Assets conveyed by the VFC Assignment, the Non-VFC Purchase Agreement, or the Substitution VFC Purchase Agreement, as the case may be, each of the representations and warranties set forth in the Schedule of Representations, and has consented (in consideration of the Depositor's purchase of the Contracts) to the assignment by the Depositor to the Trust of the Depositor's rights with respect thereto. Such representations speak as of the Closing Date in the case of the Initial Contracts, and as of the applicable Substitution Transfer Date in the case of the Substitute Contracts, but shall survive the transfer and assignment of the related Contracts to the Trust. Pursuant to Section 2.01 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Trust as part of the Transferred Assets its rights under the Purchase and Sale Agreements, including without limitation, the representations and warranties of CFUSA therein as set forth in the Schedule of Representations, together with all rights of the Depositor with respect to any breach thereof including any right to require CFUSA to repurchase or substitute for any Contract in accordance with the Purchase and Sale Agreements. It is understood and agreed that the representations and warranties set forth or referred to in this Section shall survive delivery of the Contract Files to the Trust or any custodian.

          The Depositor hereby confirms to the Trust that it has entered into the Purchase and Sale Agreements with CFUSA, that CFUSA has made the representations and warranties in the Schedule of Representations, that such representations and warranties run to and are for the benefit of the Trust, and that pursuant to Section 2.01 of this Agreement the Depositor has transferred and assigned to the Trust all rights of the Depositor to cause CFUSA under the Purchase and Sale Agreements to repurchase or substitute for Contracts conveyed thereunder in the event of a breach of such representations and warranties applicable to such Contract.

          Section 3.01 Representations and Warranties Regarding the Depositor. By its execution of this Agreement, and each Substitution Transfer Agreement, the Depositor represents and warrants to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Equity Certificateholder that, as of the date of the Closing Date and Substitution Transfer Date (and, with respect to the representation set forth in subsection (k) of this Section 3.01 below, as of the date the certificate, written report or written statement referred to in such subsection is furnished):

               (a) Organization and Good Standing. The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Depositor or the Trust.

               (b) Authorization; Valid Transfer; Binding Obligations. The Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the due execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Trust to be created. This Agreement and the Transfer Agreement and any Substitution Transfer Agreement shall effect a valid transfer and assignment of the relevant Transferred Assets, enforceable against the Depositor and creditors of and purchasers from the Depositor. This Agreement and the other Transaction Documents to which the Depositor is a party have been duly executed and delivered by the Depositor and constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies. The Depositor is selling the Transferred Assets to the Trust with the intention of removing the Transferred Assets from the estate of the Depositor pursuant to the applicable provisions of the Bankruptcy Code as it may be amended from time to time including, without limitation, section 541(b)(8) of the Bankruptcy Code as amended pursuant to section 912 of Senate Bill S.220 (107th Cong. 1st Sess.) or any successor thereto if and when such bill is enacted into law.

               (c) No Consent Required. The Depositor is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

               (d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any Requirements of Law applicable to the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor or any of the Depositor's properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

               (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement or the other Transaction Documents to which it is a party (1) which, if adversely determined, would in the reasonable judgment of the Depositor have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Depositor or the Trust or the transactions contemplated by this Agreement or the other Transaction Documents to which the Depositor is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

               (f) Taxes. The Depositor has filed or caused to be filed all material tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Depositor); no tax lien has been filed and, to the Depositor's knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

               (g) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations are true and correct as of the Closing Date (or Substitution Transfer Date, as applicable) with respect to the Transferred Assets being conveyed to the Trust on such date.

               (h) Solvency. The Depositor, at the time of and after giving effect to each conveyance made hereunder, is Solvent on and as of the date thereof.

               (i) Domicile; Name Changes. The Depositor's state of organization has not been changed within the four months preceding any Transfer Date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 4.03 hereof). The Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, within the four months preceding any Transfer Date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 4.03 hereof).

               (j) Not an Investment Company. The Depositor is not an "investment company" (and does not control, and is not under the control of, an investment company) within the meaning of the Investment Company Act of 1940, as amended (or the Depositor is exempt from all provisions of such Act).

               (k) Accuracy of Information. No certificate, written report or written statement furnished by the Depositor to the Servicer, the Trust, the Owner Trustee, any Securityholder or the Administrator in connection with this Pooling Agreement or any other Transaction Document was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed to the Servicer, the Trust, the Owner Trustee, such Securityholder or the Administrator, as the case may be, at such time) as of the date so furnished.

               (l) Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Contracts in favor of the Trust, which security interest is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Depositor. The Depositor has caused, or will have caused within ten days after the date hereof, the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Contracts granted to the Trust hereunder. All UCC financing statements filed or to be filed against the Depositor in favor of the Trust in connection herewith describing the Contracts contain a statement to the effect that a purchase of or security interest in any Contracts described in such financing statement will violate the rights of the Trust.

               (m) Priority. Other than the security interest granted to the Trust pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Contracts (other than to the VFC Trust, which Contracts were reconveyed to the Depositor pursuant to the VFC Assignment). The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Contracts other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated (other than to the VFC Trust, which security interests were reconveyed to the Depositor pursuant to UCC-3 Assignments). The Depositor is not aware of any judgment or tax lien filings against it.

Such representations (except to the extent expressly stated by their terms to speak as of a different date or time) speak as of the Closing Date and each Transfer Date and Substitution Transfer Date, if any, but shall survive the transfer and assignment of the Contracts to the Trust.

          Section 3.02 Representations and Warranties of the Servicer. The Servicer represents and warrants to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Equity Certificateholder that, as of the date of the execution and delivery of this Agreement and as of the Closing Date and each Substitution Transfer Date:

               (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Trust. The Servicer (or any permitted subservicer hereunder with respect to affected Contracts, if the Servicer is not so licensed) is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Contracts in accordance with the terms hereof.

               (b) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the due execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party have been duly executed and delivered by the Servicer and constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

               (c) No Consent Required. The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.

               (d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any Requirements of Law applicable to the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any of the Servicer's properties may be bound, or result in the creation of or imposition of any security interest, lien, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

               (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, or any other Transaction Document to which the Servicer is a party which, if adversely determined, would in the reasonable judgment of the Servicer have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Trust or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

               (f) Accuracy of Information. No certificate, written report or written statement, furnished by the Servicer to the Depositor, the Trust, the Owner Trustee, any Securityholder or the Administrator in connection with this Pooling Agreement or any other Transaction Document was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed to the Depositor, the Trust, the Owner Trustee, such Securityholder or the Administrator, as the case may be, at such time) as of the date so furnished.

Each financial statement furnished pursuant to clause (i) of Section 9.04 is complete and correct in all material respects and fairly presents the financial condition of the Servicer (or its parent entity, if the Servicer is a wholly-owned subsidiary of another entity), as of the reporting date specified therein, and the results of operations of the Servicer (or such parent entity, as applicable) for the period then ended, all in accordance with generally accepted accounting principles as in effect in the jurisdiction of the entity for which such financial statement is furnished.

               (g) No Servicer Default. No event has occurred and is continuing and no condition exists which constitutes a Servicer Default.


                                   ARTICLE IV

          PERFECTION OF TRANSFERS AND PROTECTION OF SECURITY INTERESTS

          Section 4.01 Custody of Contracts. (a) Subject to the terms and conditions of this Section 4.01, the contents of each Contract File shall be held in the custody of the Servicer (including through any subservicer contemplated under Section 5.05), for the benefit of, and as agent for, the Noteholders, the Equity Certificateholder, the Indenture Trustee and the Issuer, as the owner thereof.

               (b) The Servicer agrees to maintain the Contract Files at its offices where they are currently maintained, or at such other offices of the Servicer (or a subservicer contemplated under Section 5.05) as shall from time to time be established by the Servicer or such subservicer (or in certain instances at offsite storage facilities in the same general geographic area as an office of the Servicer or subservicer, pursuant to contractual agreement between the Servicer or subservicer and the Person owning or maintaining such offsite facility). The Servicer may temporarily move individual Contract Files or any portion thereof without notice or other such compliance, as necessary to conduct collection and other servicing activities in accordance with the Servicing Standard; provided, however, that the Servicer will take all action necessary to maintain the perfection of the Trust's interest in the Trust Assets and the proceeds thereof. It is intended that by the Servicer's agreement pursuant to Section 4.01(a) above and this Section 4.01(b), the Trust and the Owner Trustee for the benefit of the Trust shall be deemed to have possession of the Contract Files for purposes of Section 9-305 of the Uniform Commercial Code of the State in which the Contract Files are located.

               (c) As custodian, the Servicer shall have and perform the following powers and duties:

                    (i) hold the Contract Files on behalf of the Noteholders and the Equity Certificateholder and the Trust; maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement; and maintain a current inventory thereof;

                    (ii) maintain and comply with Customary Policies and Procedures with respect to Persons authorized to have access to the Contract Files;

                    (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Noteholder and the Equity Certificateholder and the Trust; and

                    (iv) indicate in the appropriate computer records that the Contracts as of the Closing Date (or Substitution Transfer Date, as the case may be) have been conveyed to the Trust.

               (d) In performing its duties under this Section 4.01, the Servicer agrees to act in accordance with the applicable Servicing Standard. In acting as custodian of the Contract Files, the Servicer further agrees not to assert any legal or beneficial ownership interest in the Contracts or the Contract Files, except as provided in Section 5.02.

               (e) The Servicer agrees to indemnify the Noteholders and the Equity Certificateholder, the Owner Trustee, the Indenture Trustee and the Trust for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against any of such parties as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files or any other breach or noncompliance of the Servicer in the performance of its duties and obligations as Servicer hereunder; provided, however, that the Servicer will not be liable to any such party for any portion of any such amount resulting from the gross negligence or willful misconduct of such party.

          Section 4.02 Filings. On or prior to the Closing Date, the Servicer shall cause UCC financing statement(s) to be filed or provided for, and from time to time the Servicer shall take and cause to be taken such other actions and execute such other documents as are necessary to perfect or further perfect and protect the Trust's first priority interest in the Trust Assets against all other Persons. Such additional actions may include without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of records or documents of title. This Section 4.02 shall not apply to the Trust's interests in Vehicles, which shall be maintained as described in
Section 4.04 below.

          Section 4.03 Name Change or Relocation. (a) During the term of this Agreement, neither the Servicer nor the Depositor shall change, nor shall the Servicer permit the Financing Originator to change, its state of organization, name, identity or structure without first giving at least 30 days' prior written notice to the Servicer, the Owner Trustee, and the Indenture Trustee.

               (b) If any change in either the Servicer's, the Financing Originator's or the Depositor's name, identity or structure or other action would make any financing or continuation statement or notice of lien seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than four months after the effective date of such change, shall file such amendments as may be required to preserve and protect the Trust's interests in the Trust Assets and the proceeds thereof. In addition, neither the Financing Originator, the Servicer nor the Depositor shall change its state of organization unless it has first taken such action as is necessary to preserve and protect the Trust's interest in the Trust Assets.

          Promptly after taking any of the foregoing actions (but not later than 20 calendar days), the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Owner Trustee, the Indenture Trustee and the Rating Agencies stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the interests of the Trust and Indenture Trustee in the Trust Assets have been filed, and reciting the details of such filing.

          Section 4.04 Maintenance of Security Interests in Vehicles; Retitling.
(a) With respect to each Contract secured by a Vehicle, the Servicer, in accordance with the Customary Policies and Procedures, shall, at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Vehicle in favor of the Financing Originator. The Servicer hereby agrees to take such steps as are necessary to re-perfect such security interest in the name of the Financing Originator in the event of the relocation of a Vehicle to a jurisdiction other than the jurisdiction in which steps had been taken to perfect the security interest in favor of the Financing Originator; provided, however, that the Servicer will not amend any certificate of title to name CFUSA, the Depositor or the Trust as the lienholder, and neither the Servicer nor the Depositor will be required to deliver any certificate of title to the Trust or note thereon the Trust's interest. In the event that the assignment of the Contract to the Trust is insufficient, without a notation on the related Vehicle's certificate of title, to grant to the Trust a perfected security interest in the related Financed Vehicle, the Financing Originator hereby agrees to serve as the Trust's agent for the purpose of perfecting the security interest in such Financed Vehicle and that the Financing Originator 's listing as the secured party on the certificate of title is in the capacity as agent of the Trust.

               (b) If, at any time after CITEF is no longer the Servicer and the Successor Servicer is unable to foreclose upon a Vehicle because the title document for such Vehicle does not show such Successor Servicer or the Trust as the lienholder, CITEF shall take all necessary steps to apply for a replacement title document showing the Successor Servicer or the Trust as the secured party; provided that the Successor Servicer shall reimburse CITEF for reasonable expenses incurred in connection therewith.

               (c) In order to facilitate the Successor Servicer's actions, as described in subsection 4.04(b) hereof, CITEF will provide the Successor Servicer with any necessary power of attorney permitting it to retitle the Vehicle. The Depositor hereby appoints the Trust (acting through the Owner Trustee or the Servicer) its attorney-in-fact to endorse, as appropriate, the certificate of title relating to any Vehicle in order to cause a change in the registration of legal owner of the Vehicle to the Trust at such time as such certificate of title is endorsed and delivered to the appropriate state department of motor vehicles with appropriate fees. The Depositor will provide the Trust with any necessary power of attorney for such purpose.

               (d) If the Successor Servicer is unable to retitle the Vehicle, in the event that the Successor Servicer seeks to foreclose on a Vehicle then CITEF will take all actions necessary to act with the Successor Servicer, to the extent permitted by law, to foreclose upon the Vehicle, including, as appropriate, the filing of any UCC financing statements necessary to perfect the security interest in any Financed Vehicle; provided that the Successor Servicer shall reimburse CITEF for reasonable expenses incurred in connection therewith.

                                    ARTICLE V

                             SERVICING OF CONTRACTS

          Section 5.01 Initial Servicer's Appointment and Acceptance; Responsibility for Contract Administration. CITEF shall be and is hereby appointed as the Servicer and custodian (as contemplated in Article IV hereof) pursuant to this Agreement with respect to the Contract Assets in the Contract Pool. CITEF accepts the appointment and agrees to act as the Servicer and custodian pursuant to this Agreement.

          Except to the extent otherwise specified herein or as contemplated in
Section 5.05, the Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the Originator of the Contracts to the Obligor. The Trust, at the written request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate in the opinion of the Servicer to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer is hereby appointed the Servicer hereunder until such time as any Servicing Transfer may be effected pursuant to Article VIII hereof.

          Section 5.02 General Duties. The Servicer will service, administer and enforce the Contracts in the Contract Pool on behalf of the Trust and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable and as shall not contravene the provisions of this Agreement or any other Transaction Document. The Servicer will manage, service, administer, and make collections on the Contracts in the Contract Pool in accordance with the Servicing Standard. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Obligors regarding the Contracts in the Contract Pool, investigating delinquencies, accounting for collections, furnishing reports with respect to collections and payments as contemplated in Article IX hereof, making Servicer Advances in accordance with Section 5.14 hereof, and using its best efforts to maintain the perfected first priority interest of the Trust in the Trust Assets. The Servicer will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. If the Servicer commences a legal proceeding to enforce a Defaulted Contract pursuant to Section 5.15 or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Contract in the Contract Pool, the Trust will be deemed to have automatically assigned such Contract to the Servicer solely for purposes of, and to the extent necessary for, commencing or participating in any such proceeding as a party or claimant (but in all cases subject to the continuing interest of the Trust and its assignees in the proceeds and recoveries from such proceedings, as and to the extent provided in the Transaction Documents), and the Servicer is authorized and empowered by the Trust, pursuant to this Section 5.02, to execute and deliver, on behalf of itself and the Trust, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the grounds that it is not a real party in interest or a holder entitled to enforce the Contract, then the Trust will, at the Servicer's expense and written direction, take steps to enforce the Contract.

          Section 5.03 Assignment or Replacement. At the request of an Obligor, the Servicer may in its sole discretion consent to the assignment by such Obligor of its rights under a Contract in the Contract Pool or the sublease of a unit of the Equipment relating to such a Contract, so long as such Obligor remains liable for all of its obligations under such Contract; provided, that the Servicer may release such Obligor from its obligations if the Obligor's assignee is determined by the Servicer to be of at least equivalent credit risk, all in accordance with Customary Policies and Procedures. Upon the request of any Obligor, the Servicer may, in its sole discretion, provide for the substitution or replacement of any unit of Equipment for a substantially similar unit of Equipment, so long as such Obligor remains liable for all of its obligations under such Contract.

          Section 5.04 Disposition Upon Termination of Contract. Upon the termination of a Contract included in the Contract Pool as a result of a default by the Obligor thereunder, and upon any such Contract becoming a Defaulted Contract, the Servicer will use commercially reasonable efforts to dispose of any related Equipment. Without limiting the generality of the foregoing, if the Servicer disposes of any such Equipment by purchasing such Equipment or by selling such Equipment to any of its Affiliates, such disposition shall be for a purchase price equal to the fair market value thereof (as determined by the Servicer in its reasonable discretion). The Servicer will deposit any Prepayments and any Liquidation Proceeds derived from any such disposition in accordance with Article VII hereof.

          Section 5.05 Subservicers. The Servicer may enter into servicing agreements with one or more subservicers (including any Affiliate of the Servicer) to perform all or a portion of the servicing functions on behalf of the Servicer; provided that the Servicer shall remain obligated and be liable to the Trust for servicing and administering the Contracts in the Contract Pool in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Contracts. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither the Owner Trustee, the Trust, the Indenture Trustee nor any Noteholder or Equity Certificateholder will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicing agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

          Section 5.06 Further Assurance. The Trust will execute and deliver to the Servicer, and the Servicer will prepare and furnish any subservicer with, any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement and the other Transaction Documents.

          Section 5.07 Notice to Obligors. Except as contemplated in clause (m) of the definition of Eligible Contract, the Servicer will not be required to notify any Obligor that such Obligor's Contract or related Equipment, or any security interest in such Contract or such Equipment, has been transferred, assigned, and conveyed pursuant to the VFC Conveyancing

Agreement, the Non-VFC Conveyancing Agreement, the Purchase and Sale Agreements, the VFC Pooling Agreement, the VFC Assignment or pursuant to this Agreement; provided that, in the event that the Servicer resigns or is replaced, then if the place for payment pursuant to any Contract is changed, the Successor Servicer must give each related Obligor prompt written notice of the appointment of the Successor Servicer and the place to which such Obligor should make payments pursuant to each such Contract.

          Section 5.08 Collection Efforts; Modification of Contracts. (a) The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts in the Contract Pool as and when the same become due, in accordance with the Servicing Standard. The Servicer is authorized in its discretion to waive any Late Charges, or other administrative fees, expenses and charges collectible in respect of a Contract in the Contract Pool, including late payment interest, documentation fees, insurance administration charges, and extension fees.

               (b) The Servicer also may, subject to Sections 5.09 and 5.10, at the request of an Obligor and at the Servicer's option, waive, amend, modify or otherwise vary any other provision of a Contract in accordance with Customary Policies and Procedures (it being understood that any modification or amendment of a Contract resulting from an Insolvency Event with respect to the related Obligor will not be deemed to have been granted by the Servicer hereunder), including without limitation:

                    (i) in order to (A) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs, or (B) re-amortize (over the remainder of the original Contract term) the Scheduled Payments on a Contract following a partial Prepayment (provided, that the sum of such partial Prepayment and the Contract Principal Balance of the affected Contract after re-amortization is at least equal to the Contract Principal Balance for such Contract prior to giving effect to the partial Prepayment), or

                    (ii) for any other purpose; provided, that no such modification or amendment shall:

                         (A) change the amount or the due date of any Scheduled
Payment (except as provided in clauses (i)(A) and (B) above, Section 5.09 and Section 5.10 below);

                         (B) release the related Equipment from the Contract,
unless (1) the release complies with Section 5.03 above, or (2) the release is pursuant to a partial Prepayment (which, in the case of a partial Prepayment on a Lease, meets the requirements of Section 5.09 below) and the ratio of the fair market value (determined by the Servicer in its reasonable discretion) of the related Equipment to the Contract Principal Balance of the affected Contract after giving effect to such Prepayment and release, is at least equal to such ratio existing prior to such event;

                         (C) except as provided in clause (ii)(A) above, result
in the Contract Principal Balance of the Contract being less than it would have been absent such modification or amendment; or

                         (D) if such modification or amendment had been in
effect on the relevant Transfer Date with respect to the Contract, cause or have caused the Contract not to constitute an Eligible Contract.

          Section 5.09 Prepayments of Certain Contracts. The Servicer may, at its option and in accordance with Customary Policies and Procedures, agree to permit a Contract in the Contract Pool that is not otherwise contractually prepayable by its terms and is not a Defaulted Contract, to become a Prepaid Contract through a voluntary Prepayment by the Obligor (which shall not be deemed to include prepayment due to a Casualty Loss); provided, that the Servicer will not permit the voluntary full or partial Prepayment of such a Contract unless the amount of such Prepayment (or, in the case of a partial Prepayment, the sum of such Prepayment and the remaining Contract Principal Balance of the Contract after application of such Prepayment), together with such additional amounts as are (i) otherwise available to or supplied by the Servicer for the purpose of prepaying such Contract, and (ii) deposited in the Collection Account contemporaneously with the deposit therein of such Prepayment, is at least equal to the Required Payoff Amount for such Contract determined as of the beginning of the current Collection Period.

          Section 5.10 Certain Extensions; Acceleration. (a) The Servicer may (subject to subsection (b) below) grant payment extensions on a Contract in the Contract Pool, consistent with Customary Policies and Procedures (it being understood that any extensions on a Contract resulting from an Insolvency Event with respect to the related Obligor will not be deemed to have been granted by the Servicer hereunder) if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Contract and will maximize the amount to be received by the Trust with respect to such Contract; provided, however, that the aggregate period of all extensions granted on a Contract shall not exceed six months. Nothing in this Section 5.10 shall be deemed to prevent the Servicer from extending or renewing, or otherwise accepting the continued performance by the Obligor under, a Contract after expiration of its stated term.

                    (b) The Servicer also, consistent with Customary Policies and Procedures, may accelerate (or elect not to accelerate) the maturity of all or any Scheduled Payments under any Contract in the Contract Pool under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period); provided that the Servicer may accelerate the Scheduled Payments due under any Contract in the Contract Pool (and take other action in accordance with applicable Customary Policies and Procedures, including repossessing or otherwise converting the related Equipment, to realize upon the value of such Contract and the related Equipment) to the fullest extent permitted by the terms of such Contract, promptly after such Contract becomes a Defaulted Contract.

          Section 5.11 Taxes and Other Amounts. To the extent provided for in any Contract in the Contract Pool, the Servicer will make reasonable efforts consistent with the Servicing Standard to collect (or cause to be collected) all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Contract or the related Equipment and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

          Section 5.12 Suits by Servicer. Notwithstanding anything herein to the contrary, the Servicer does not have any obligation pursuant to this Agreement to appear in, prosecute or defend any legal action which is not incidental to its servicing duties under this Agreement.

          Section 5.13 Remittances. The Servicer will remit and service all Collections in accordance with Article VII hereof.

          Section 5.14 Servicer Advances. For any Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) which was due and payable pursuant to a Contract in the Contract Pool during such Collection Period was not received prior to the end of such Collection Period, the Servicer shall make a Servicer Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recover such amount from subsequent Collections under the related Contract; provided, however, if a Person other than an affiliate of CIT becomes the Servicer hereunder, such Person shall not be required to make a Servicer Advance. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (New York time) on the Deposit Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Servicer Advances pursuant to Article VII hereof.

          Section 5.15 Realization Upon Liquidated Contract. The Servicer will use its best efforts consistent with the Servicing Standard to repossess or otherwise comparably convert the ownership of any Equipment relating to a Liquidated Contract and will act as transfer and processing agent for Equipment or Applicable Security which it repossesses. The Servicer will follow such other practices and procedures, consistent with the Servicing Standard, in order to realize upon such Equipment or Applicable Security, which practices and procedures may include reasonable efforts to enforce all obligations of Obligors and repossessing and selling such Equipment or Applicable Security at public or private sale in circumstances other than those described in the preceding sentence. In any case in which any such Equipment or Applicable Security has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Equipment or Applicable Security unless it determines in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Liquidation Proceeds received in connection with the transfer or disposition of Equipment or Applicable Security relating to a Liquidated Contract in accordance with Article VII hereof.

          Section 5.16 Maintenance of Insurance Policies. The Servicer will use reasonable efforts, consistent with the Servicing Standard, to ensure that each Obligor complies with applicable insurance requirements set forth in the related Contract; provided that the Servicer, in accordance with Customary Policies and Procedures, may allow Obligors to self-insure. If an Obligor fails to maintain property damage insurance to the extent required under its Contract, the Servicer may, consistent with Customary Policies and Procedures, purchase and maintain such insurance on behalf of, and at the expense of (if the applicable Contract so provides), the Obligor. In connection with its activities as Servicer of Contracts in the Contract Pool, the Servicer agrees to present, on behalf of itself, the Trust and the Noteholders or Equity Certificateholders, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Contract.

          Section 5.17 Certain Other Duties With Respect to Trust. The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

          Section 5.18 Servicing Compensation. As compensation for its servicing activities with respect to the Contract Pool, and also in consideration of its expenses as set forth in Section 5.19, the Servicer shall be entitled to receive a servicing fee in respect of any Collection Period (or portion thereof) (with respect to each Collection Period, the "Servicing Fee"), equal to the sum of (i) the product of one-twelfth of the Servicing Fee Percentage per annum multiplied by the Contract Pool Principal Balance as of the first day of such Collection Period (except that for the first Collection Period the Servicing Fee will be the sum of (A) the product of one-twelfth of the Servicing Fee Percentage per annum multiplied by the Contract Pool Principal Balance as of May 1, 2004, plus
(B) the product of one-twelfth of the Servicing Fee Percentage per annum multiplied by the Contract Pool Principal Balance as of June 1, 2004) and (ii) any amount described in the clause (iv) of the definition of "Excluded Amounts."

          Section 5.19 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, counsel, the Owner Trustee, the Indenture Trustee, taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement (including ongoing fees and expenses of the Owner Trustee) to be for the account of the Trust or the Depositor, but excluding Liquidation Expenses incurred as a result of activities contemplated by Section 5.15 (which may be netted from Liquidation Proceeds). The Servicer will be required to pay all reasonable fees and expenses owing to the Owner Trustee or the Indenture Trustee in connection with the maintenance of the Collection Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment or reimbursement therefor other than the Servicing Fee, payable from Collections as provided herein.

          Section 5.20 Records. The Servicer shall, during the period it is Servicer hereunder, maintain such books of account and other records as will enable the Trust or the Administrative Agent to determine the status of each Contract in the Contract Pool.

          Section 5.21 Inspection. (a) The Servicer shall afford the Owner Trustee and the Indenture Trustee and their respective authorized agents not more frequently than once during each calendar year at the Servicer's expense, not to exceed $1,000 in expenses and upon reasonable prior written request, reasonable access during normal business hours to the Servicer's records relating to the Contracts in the Contract Pool, and will cause its personnel to assist in any examination of such records by any such Person, and allow copies of the same to be made. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination, such examining party may, using generally accepted audit procedures, verify the status of each such Contract and review the Computer Disk and records relating thereto for conformity to reports prepared by the Servicer pursuant to Article IX hereof, and compliance with the standards represented to exist as to each such Contract in this Agreement and the other Transaction Documents.

               (b) At all times during the term hereof, the Servicer shall keep available a copy of the Schedule of Contracts at its principal executive office for inspection by any such party referred to in subsection (a) of this Section 5.21.

          Section 5.22 Trust To Cooperate in Releases. At the same time as (i) any Lease in the Contract Pool terminates and the Equipment related to such Lease is sold, (ii) any Contract in the Contract Pool becomes a Prepaid Contract and in connection therewith the Equipment related to such Prepaid Contract is sold, (iii) the final Scheduled Payment is made in full on a Contract in the Contract Pool, (iv) a Contract previously in the Contract Pool becomes a Replaced Contract in accordance with Section 2.04, or is repurchased by deposit of a Purchase Amount as provided herein, or (v) the Servicer substitutes or replaces any unit of Equipment as contemplated in Section 5.03, the Trust shall to the extent requested by the Servicer release the Trust's interest in the Equipment relating to such affected Contract or such substituted or replaced Equipment, as the case may be; provided that such release will not constitute a release of the Trust's interest in the proceeds of Equipment the subject of a Contract still in the Contract Pool (other than with respect to Equipment that is replaced pursuant to Section 5.03). In connection with any transfer of such Equipment, the Trust and the Indenture Trustee shall execute and deliver to the Servicer any assignments, bills of sale, authorizations to file termination statements and any other releases and instruments as the Servicer may request and prepare at its expense in order to effect such release and transfer; provided that neither the Trust nor the Indenture Trustee shall be deemed to make any representation or warranty, express or implied, with respect to any such Equipment in connection with such transfer and assignment. Nothing in this
Section 5.22 shall diminish the Servicer's obligations pursuant to Article VII with respect to the proceeds of any such transfer.

          Section 5.23 Separate Entity Existence. The Servicer agrees to take or refrain from taking or engaging in with respect to the Depositor, as applicable, each of the actions or activities specified in the "substantive nonconsolidation" opinion of Schulte Roth & Zabel LLP (or in any related Certificate of CFUSA) delivered on the Closing Date, upon which the conclusions expressed therein are based.

          Section 5.24 Assignment of Servicing. The Servicer may sell, transfer, assign or convey its rights as Servicer to any Eligible Servicer, upon written notice to the Trustees and the Rating Agencies, without the consent of the Securityholders or the Trustees, provided that the Rating Agency Condition is satisfied. No such sale, transfer, assignment or conveyance shall become effective until such Eligible Servicer shall have assumed all of the responsibilities and obligations of the Servicer under the Transaction Documents.


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


                                   ARTICLE VI

                           COVENANTS OF THE DEPOSITOR

          Section 6.01 LLC Existence. During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm's-length basis.

          Section 6.02 Contracts Not to be Evidenced by Promissory Notes. The Depositor will take no action to cause any Contract not originally consisting of or evidenced by an instrument (except to the extent part of tangible chattel paper) (as such terms are defined in the UCC), to be evidenced by an instrument, except in connection with the enforcement or collection of such Contract.

          Section 6.03 Security Interests. The Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Contract in the Contract Pool or on any other Trust Asset or on any related Equipment, whether now existing or hereafter transferred to the Trust, or any interest therein (except for Permitted Liens). The Depositor will immediately notify the Trust and the Indenture Trustee of the existence of any Lien (other than Permitted Liens) on any Contract in the Contract Pool or on any other Trust Assets or on any related Equipment; and the Depositor shall defend the right and interest of the Trust in, to and under the Contracts in the Contract Pool and the related Equipment, against all claims of third parties; provided, however, that nothing in this Section 6.03 shall prevent or be deemed to prohibit (i) the Depositor from suffering to exist Permitted Liens upon any of the Contracts in the Contract Pool or any related Equipment, or (ii) repurchases or substitutions by CFUSA pursuant to the Purchase and Sale Agreements.

          Section 6.04 Delivery of Collections. The Depositor agrees to pay to the Servicer promptly any misdirected Collections received by the Depositor in respect of the Contracts in the Contract Pool, for application in accordance with Article VII.

          Section 6.05 Regulatory Filings. The Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the United States Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or that the Depositor deems advisable to comply with any federal or state securities or reporting requirements or laws.

          Section 6.06 Compliance With Law. Depositor hereby agrees to comply in all material respects with all Requirements of Law applicable to the Depositor.

          Section 6.07 Activities. The Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents; provided, however, that the Depositor may purchase and sell (or grant Liens in respect of) contracts and/or other related assets similar to the Contracts to other Persons in securitization or other non-recourse financing transactions involving CFUSA or any of its Affiliates on terms and conditions (with respect to the liabilities imposed upon the Depositor by virtue of such transactions, as well as in respect of agreements or restrictions concerning activities of the Depositor and its relations or interactions with CFUSA or the Financing Originator or other applicable Affiliate relevant to "bankruptcy remoteness" or "substantive consolidation" analysis), in each case substantially similar to such terms and conditions applicable to the Depositor hereunder and under the other Transaction Documents.

          Section 6.08 Indebtedness. The Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except
(i) obligations incurred under this Agreement or other Transaction Documents, or incidental thereto, or (ii) liabilities incidental to the maintenance of its corporate existence in good standing, or (iii) obligations in connection with transactions described in the proviso to Section 6.07, as limited thereby.

          Section 6.09 Guarantees. The Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise, except as contemplated hereby and in connection with transactions described in Section 6.07, as limited thereby.

          Section 6.10 Investments. The Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except (i) for purchases or other acquisitions of Contracts and related Contract Assets pursuant to the Purchase and Sale Agreements or purchases or other acquisitions of similar contracts and related assets permitted by Section 6.07, or (ii) the holding of ownership interests in Equipment contemplated herein or in transactions permitted by Section 6.07, or
(iii) for investments in Eligible Investments in accordance with the terms of this Agreement.

          Section 6.11 Merger; Transfers. The Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

          Section 6.12 Payments. The Depositor shall not declare or pay, directly or indirectly, any dividend or make any other payment (whether in cash or other property) with respect to the profits, assets or capital of the Depositor or any Person's interest therein, or purchase, redeem or otherwise acquire for value any of its equity ownership interests now or hereafter outstanding, except that the Depositor may effect payments of its earnings in respect of Trust Assets to its members in each case so long as it would continue to be Solvent after giving effect thereto, and otherwise in accordance with the Transaction Documents.

          Section 6.13 Other Agreements. The Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party and any agreement relating to another securitization transaction permitted by Section 6.07; nor shall it amend or modify the provisions of its Certificate of Formation or Limited Liability Company Agreement except in accordance with the Transaction Documents and with the consent of the Required Holders, or issue any power of attorney except to the Owner Trustee, the Indenture Trustee or the Servicer pursuant to the Transaction Documents (or other similar powers of attorney in connection with transactions permitted by the proviso to Section 6.07).

          Section 6.14 Separate Entity Existence. The Depositor shall:

                    (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Depositor will not be diverted to any other Person or for other than authorized uses of the Depositor.

                    (ii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                    (iii) Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Depositor contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Depositor and any of its Affiliates shall be only on an arm's length basis.

                    (iv) To the extent that the Depositor and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                    (v) Conduct its affairs strictly in accordance with its Limited Liability Company Agreement and its Certificate of Formation, and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members' and manager/directors' meetings appropriate to authorize all entity action, keeping separate and accurate records of such meetings and its actions, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.


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                    (vi) Take or refrain from taking or engaging in, as
applicable, each of the actions or activities specified in the "true sale" and "substantive nonconsolidation" opinions of Schulte Roth & Zabel LLP delivered on the Closing Date (or in any related certificate delivered in connection therewith), upon which the conclusions expressed therein are based.

          Section 6.15 Location; Records. The Depositor shall not change its state of organization nor move outside the State of New Jersey, the location of its chief executive office, without thirty (30) days' prior written notice to the Trust, the Indenture Trustee and the Servicer, and will promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Indenture Trustee in Trust Assets. The Depositor will give the Indenture Trustee, the Trust and the Servicer prompt notice of a change within the State of New Jersey of the location of its chief executive office.

          Section 6.16 Liability of Depositor; Indemnities. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

          The Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee (including in its individual capacity), the Indenture Trustee (including in its individual capacity) and the Servicer (and any of their respective officers, directors, employees or agents) from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, personal property replacement privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the transfer of Contracts to the Trust or the issuance and original sale of the Notes, or asserted with respect to ownership of Contract Assets, or federal or other income taxes arising out of payments from Collections on the Trust Assets) and costs and expenses in defending against the same.

          The Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee (including in its individual capacity), the Indenture Trustee (including in its individual capacity) and the Servicer (and any of their respective officers, directors, employees or agents) and the Securityholders from and against any loss, liability or expense incurred by reason of the Depositor's willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

          The Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee (including in its individual capacity), the Indenture Trustee (including in its individual capacity) and the Servicer (and any of their respective officers, directors, employees or agents) and any Noteholders from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance (or failure of performance) of the trusts and duties herein and, in the case of the Owner Trustee, in the Trust Agreement and, in the case of the Indenture Trustee, in the Indenture, except to the extent that such cost, expense, loss, claim, damage or liability in the case of (i) the Owner Trustee shall be


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


due to the willful misfeasance, bad faith or negligence of the Owner Trustee, or shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) the Indenture Trustee shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee.

          The Depositor shall be liable directly to and will indemnify any injured party or any other creditor of the Trust for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by the Equity Certificateholder in the capacity of an investor in the Equity Certificate or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the immediately preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligation of the Depositor under this paragraph shall be evidenced by the Equity Certificate.

          The Depositor shall indemnify, defend and hold harmless the Owner Trustee (including in its individual capacity) and the Indenture Trustee (including in its individual capacity) from and against any loss, liability or expense incurred by reason of the Depositor's or Trust's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificate.

          Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation; provided, however, that the indemnification under this Section, notwithstanding anything to the contrary, is limited to the assets of the Depositor (including its rights under Article VI of the Substitute VFC Purchase Agreement; Article VI of the Non-VFC Purchase Agreement or Article VI of the VFC Purchase Agreement); provided, further, any indemnity payments to be made pursuant to this Section shall not be made from the Trust Assets (except to the extent any of the same have been distributed to the Depositor free and clear of any interest of the Trust therein and except to the extent CFUSA as co-obligor is obligated to make such payment pursuant to Article VI of the Substitute VFC Purchase Agreement;
Article VI of the Non-VFC Purchase Agreement or Article VI of the VFC Purchase Agreement), and such indemnity payments, if unpaid, shall not constitute a claim against the Trust or the Trust Assets (except in respect of rights against CFUSA in respect of the aforementioned Articles of the Purchase and Sale Agreements). If the Depositor (or CFUSA pursuant to the aforementioned Articles of the Purchase and Sale Agreements) shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor (or CFUSA, as applicable), without interest.

          Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be, and the termination of the Trust Agreement or this Agreement.

          Section 6.17 Bankruptcy Limitations. The Depositor shall not, without the affirmative vote of each of the manager/directors of the Depositor (which must include the


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


affirmative vote of at least one duly appointed Independent Director as defined in the Certificate of Formation and the Limited Liability Company Agreement of the Depositor) (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Depositor or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any entity action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that no manager/director may be required by any member of the Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Depositor so long as it is Solvent.

          Section 6.18 Limitation on Liability of Depositor and Others. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                                  ARTICLE VII

                       ESTABLISHMENT OF ACCOUNTS; PAYMENTS

          Section 7.01 Trust Accounts; Collections. (a) On or before the Closing Date, the Depositor (or the Servicer on its behalf) shall cause the Indenture Trustee to establish the Collection Account, the Note Distribution Account and the Reserve Account, each in the name of the Indenture Trustee for the benefit of the Noteholders and the Equity Certificateholder. The Servicer is hereby required to ensure that each of the Trust Accounts is established and maintained as a segregated corporate trust account with a Qualified Institution. If any institution with which any of the accounts established pursuant to this Section 7.01(a) ceases to be a Qualified Institution, the Servicer shall within 30 days after notice of such event establish a replacement account at a Qualified Institution, and effect (or cause to be effected) a concurrent transfer of all amounts in the current non-qualifying account to the replacement account.

               (b) (i) Subject to subsection 7.01(b)(ii) hereof, the Servicer shall deposit or cause to be deposited, without deposit into any intervening account, into the Collection Account as promptly as practical after the Date of Processing (but in any case not later than the second Business Day following the Date of Processing thereof), all Pledged Revenues on deposit with the Servicer in the form of available funds, and all Pledged Revenues otherwise received by the Servicer (and all Investment Earnings from investments of the Collection Account).

                    (ii) Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as,


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


                         (A) the Servicer or the direct or indirect parent of
the Servicer shall have and maintain a short-term debt rating of at least "A-1" by Standard & Poor's and either a short-term debt rating of "P-1" or a long-term debt rating of at least "A2" by Moody's, or

                         (B) the Servicer obtains a letter of credit, surety
bond or insurance policy (the "Servicer Letter of Credit") under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account and the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule and any amendment required to be made to this Agreement in connection therewith will not result in a qualification, reduction or withdrawal of its then-current rating of the Notes, the Servicer may make the deposits to the Collection Account specified in subsection 7.01(b)(i) hereof on a monthly basis, but not later than the Deposit Date following the last day of the Collection Period within which such payments were processed by the Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Collection Account during such Collection Period but for the provisions of this subsection 7.01(b)(ii). In the event that the Servicer is permitted to make remittances of collections to the Collection Account pursuant to Section 7.01(b)(ii)(B) hereof, this Agreement may be modified, to the extent necessary to provide for the Servicer Letter of Credit, without the consent of any Securityholder. The Servicer shall notify the Trustees if the Servicer no longer complies with the requirements set forth in clause (A) or (B) above.

               (c) Subject to Section 7.01(b)(ii), the Servicer shall deposit or cause to be deposited, on the Closing Date and on each Substitution Transfer Date, in immediately available funds into the Collection Account, all Pledged Revenues received after the applicable Cut-Off Date and through and including the date which is two Business Days preceding the Closing Date or Substitution Transfer Date, as the case may be, in respect of Contracts being transferred to the Trust on such date.

               (d) Notwithstanding Sections 7.01(b) and (c), if (i) the Servicer makes a deposit into the Collection Account in respect of Pledged Revenues of a Contract in the Contract Pool and such Pledged Revenues were received by the Servicer in the form of a check which is not honored for any reason, or (ii) the Servicer makes a mistake with respect to the amount of any Pledged Revenues and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Pledged Revenues Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

          Section 7.02 Reserve Account. (a) On the Closing Date, the Depositor shall deposit the sum of $13,593,590 into the Reserve Account from the net proceeds of the sale of the Notes.

               (b) If on any Payment Date the amounts on deposit in the Reserve Account (after giving effect to all deposits thereto or withdrawals therefrom on such Payment

Date) is greater than the Required Reserve Amount, the Indenture Trustee upon receipt of written instructions from the Servicer shall distribute the excess of the amount on deposit in the Reserve Account over the Required Reserve Amount as provided in the Reserve Account Agreement. Amounts properly distributed pursuant to the prior sentence shall be deemed released from the Trust Estate and the security interest herein granted to the Indenture Trustee, and the Trust shall in no event be required to refund such distributed amounts.

          Section 7.03 Trust Account Procedures. If the Servicer so directs, in writing (with a copy to the Owner Trustee and the Indenture Trustee), the Qualified Institution maintaining any Trust Account, shall invest the amounts therein in Eligible Investments of the type specified in such written direction that mature not later than one Business Day prior to the next succeeding Payment Date (or that mature on such earlier Business Day as the Rating Agencies shall approve, with a copy of such approval provided to the Indenture Trustee). Once such funds of any Trust Account are invested, the Servicer shall not change or permit a change in the investment of such funds. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 7.03. All Investment Earnings, if any, on investments of funds in the Collection Account and Note Distribution Account shall be deposited in or maintained within the Collection Account pursuant to Section
7.01 and distributed on the next Payment Date pursuant to Section 7.05. All Investment Earnings in the Reserve Account shall be distributed in accordance with the Reserve Account Agreement. The Servicer, the Depositor and the Trust agree and acknowledge that the Indenture Trustee is to have "control" (within the meaning of Section 9-106 of the UCC as enacted in New York) of collateral consisting of "Investment Property" (within the meaning of Section 9-102 of the UCC as enacted in New York) for all purposes of this Agreement. In the absence of timely written direction from the Servicer, the Indenture Trustee shall invest or cause to be invested amounts in the Trust Accounts in Eligible Investments of the type specified in clause (vi) of the definition of Eligible Investments herein. The Indenture Trustee shall not be liable for investment losses in Eligible Investments as directed by the Servicer.

          Section 7.04 Securityholder Payments. (a) On each Payment Date, each Noteholder and the Equity Certificateholder as of the related Record Date shall be paid amounts payable on such date pursuant to Section 7.05 below by check mailed to such Noteholder or the Equity Certificateholder at the address for such Noteholder or the Equity Certificateholder appearing on the Note Register or the Certificate Register, or by wire transfer if such Noteholder or the Equity Certificateholder has provided written instructions for such payment method to the Indenture Trustee and Owner Trustee, respectively, at least ten days prior to such Payment Date.

               (b) The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Noteholders and the Equity Certificateholder required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Noteholders and the Equity Certificateholder, as their interests may appear.


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


          Section 7.05 Allocations and Payments.

               (a) Distributions from Collection Account. On each Payment Date, the Indenture Trustee shall (based solely on the information contained in the Servicer's Monthly Report delivered on the related Determination Date, upon which the Indenture Trustee may conclusively rely) distribute the following amounts and in the order of priority specified below. Within each order of priority, amounts shall be deemed withdrawn first from Available Pledged Revenues, and second (but only as to amounts described in clauses (ii) and (iii) below) from amounts deposited in the Collection Account pursuant to Section 7.05(d):

                    (i) first, from the Available Pledged Revenues then on deposit in the Collection Account, to the Servicer, the Servicing Fee and the reimbursement for Servicer Advances for the related Collection Period and any amounts specified in Section 2.05 hereof, to the extent the Servicer has not reimbursed itself in respect of such amounts;

                    (ii) second, from the Amount Available then remaining on deposit in the Collection Account, to the Note Distribution Account an amount equal to the Note Interest Distributable Amount for such Payment Date;

                    (iii) third, from the Amount Available then remaining on deposit in the Collection Account, to the Note Distribution Account, an amount equal to the Note Principal Distributable Amount for such Payment Date;

                    (iv) fourth, from the Amount Available then remaining on deposit in the Collection Account, to the Reserve Account, the amount, if any, necessary to increase the balance therein to the Required Reserve Amount;

                    (v) fifth, from the Amount Available then remaining on deposit in the Collection Account, to the parties entitled thereto in accordance with the Reserve Account Agreement, any amounts due and unpaid thereunder;

                    (vi) sixth, from the Amount Available then remaining on deposit in the Collection Account, to pay any unpaid fees, expenses and indemnities owing to the Owner Trustee and the Indenture Trustee; and

                    (vii) seventh, any remaining Amount Available to the Indenture Trustee for distribution to the Equity Certificateholder.

In the event the Servicer's Monthly Report shows that, as of any Determination Date, there are amounts on deposit in the Collection Account which do not constitute Pledged Revenues due to clause (ii)(b) of the definition thereof and to which the Depositor is entitled pursuant to Section 2.04 hereof, the Indenture Trustee shall forthwith pay such amount to or upon the written order of the Depositor.

               (b) Allocations and Payments Prior to an Event of Default. On each Determination Date prior to an Event of Default, the Servicer, pursuant to written monthly payment instructions and notification, shall instruct the Indenture Trustee to withdraw and transfer, and on the succeeding Payment Date the Indenture Trustee acting in accordance with


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


such written instructions shall withdraw and transfer, the amounts required to be withdrawn from the Note Distribution Account in order to make the following payments or allocations from the Amount Available for the related Payment Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made), in the following order of priority:

                    (i) pay to the Class A-1 Noteholders, Class A-2 Noteholders and Class A-3 Noteholders, an amount equal to interest accrued in respect of the related Class A-1 Notes at the Class A-1 Interest Rate, Class A-2 Notes at the Class A-2 Interest Rate, and Class A-3 Notes at the Class A-3 Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Amount Available shall be allocable to the Holders of the Class A-1 Notes, Class A-2 Notes and the Class A-3 Notes pro rata based upon the aggregate amount of interest due to each Class; provided, that if the Class A-1 Maturity Date is a Payment Date, all payments on that date shall be limited to the amount necessary to pay the interest due on the Class A-1 Notes through such date.

                    (ii) pay to the Class B Noteholders an amount equal to the Class B Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holders of Class B Notes pro rata based on their respective entitlement pursuant to this clause;

                    (iii) pay to the Class C Noteholders an amount equal to the Class C Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holders of Class C Notes pro rata based on their respective entitlement pursuant to this clause;

                    (iv) pay to the Class D Noteholders, an amount equal to the Class D Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holders of Class D Notes pro rata based on their respective entitlement pursuant to this clause;

                    (v) prior to the Payment Date on which the Principal Amount of the Class A-1 Notes has been reduced to zero, pay to the Class A-1 Noteholders, the Class A Principal Payment Amount;

                    (vi) on the Payment Date on which the Principal Amount of the Class A-1 Notes shall be reduced to zero, pay to the Class A Noteholders the Class A Principal Payment Amount, allocated as follows:

                         (1) to the Class A-1 Noteholders, the remaining
Principal Amount of the Class A-1 Notes; and


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


                         (2) the remaining Class A Principal Payment Amount, if
any, to the Class A-2 Noteholders until the Principal Amount of the Class A-2 Notes has been reduced to zero, then to the Class A-3 Noteholders until the Principal Amount of the Class A-3 Notes has been reduced to zero;

                    (vii) after the Payment Date on which the Class A-1 Principal Balance has been reduced to zero, pay the Class A Principal Payment Amount to the Class A-2 Noteholders until the Principal Amount of the Class A-2 Notes has been reduced to zero, then to the Class A-3 Noteholders until the Principal Amount of the Class A-3 Notes has been reduced to zero;

                    (viii) pay to the Class B Noteholders, the Class B Principal Payment Amount;

                    (ix) pay the Reallocated Principal, if any, sequentially to the Class A-1, Class A-2 and Class A-3 Noteholders;

                    (x) pay to the Class C Noteholders, the Total Principal Payment Amount once the Class A and Class B Notes have been paid in full; and

                    (xi) pay to the Class D Noteholders, the Total Principal Payment Amount once the Class A, Class B and Class C Notes have been paid in full.

               (c) Allocations and Payments after an Event of Default. On each Determination Date after the occurrence of an Event of Default, the Servicer, pursuant to monthly payment instructions and notification, shall instruct the Indenture Trustee to withdraw and transfer, and on the succeeding Payment Date the Indenture Trustee acting in accordance with such instructions shall withdraw and transfer, the amounts required to be withdrawn from the Note Distribution Account in order to make the following payments or allocations from the Amount Available for the related Payment Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made), in the following order of priority:

                    (i) pay to the Class A-1 Noteholders, Class A-2 Noteholders, and the Class A-3 Noteholders, an amount equal to interest accrued in respect of the related Class A-1 Notes at the Class A-1 Interest Rate, Class A-2 Notes at the Class A-2 Interest Rate and the Class A-3 Notes at the Class A-3 Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Amount Available shall be allocable to the Holders of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes pro rata based upon the aggregate amount of interest due to each Class; provided that if the Class A-1 Maturity Date is a Payment Date, all payments on that date shall be limited to the amount necessary to pay the interest due on the Class A-1 Notes through such date.

                    (ii) pay to the Class B Noteholders an amount equal to the interest accrued thereon at the Class B Interest Rate for the Accrual Period immediately


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


preceding such Payment Date, together with any amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holder of each Class B Note pro rata based on the outstanding Principal Amount thereof;

                    (iii) pay to the Class C Noteholders, an amount equal to the interest accrued thereon at the Class C Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holder of each Class C Note pro rata based on the outstanding Principal Amount thereof;

                    (iv) pay to the Class D Noteholders, an amount equal to the interest accrued thereon at the Class D Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holder of each Class D Note pro rata based on the outstanding Principal Amount thereof;

                    (v) pay to the Class A-1 Noteholders, the Total Principal Payment Amount for such Payment Date; provided (i) that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class A-1 Note pro rata based on the outstanding Principal Amount thereof and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Principal Amount of the Class A-1 Notes in full, then such excess shall be applied in repayment of principal on the Class A-2 and Class A-3, pro rata;

                    (vi) [reserved];

                    (vii) [reserved];

                    (viii) pay to the Class A-2 and Class A-3 Noteholders, pro rata, the Total Principal Payment Amount for such Payment Date; provided (i) that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class A-2 and Class A-3 Note, pro rata, based on the outstanding Principal Amount thereof and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Principal Amount of the Class A-2 Notes and the Class A-3 Notes in full, then such excess shall be applied in repayment on the Class B Notes;

                    (ix) pay to the Class B Noteholders, the Total Principal Payment Amount for such Payment Date; provided that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such


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


remaining Amount Available shall be allocated to each Class B Note pro rata based on the outstanding Principal Amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Principal Amount of the Class B Notes in full, then such excess shall be applied in repayment of principal on the Class C Notes;

                    (x) pay to the Class C Noteholders, the Total Principal Payment Amount for such Payment Date; provided (i) that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class C Note pro rata based on the outstanding Principal Amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Principal Amount of the Class C Notes in full, then such excess shall be applied in repayment of principal on the Class D Notes;

                    (xi) pay to the Class D Noteholders, the Total Principal Payment Amount for such Payment Date; provided that if the Amount Available remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class D Note pro rata based on the outstanding Principal Amount thereof;

                    (xii) after the Principal Amount (including any unpaid accrued interest thereon) of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes has been reduced to zero, such remaining Amount Available shall be applied to pay any unpaid fees, expenses and indemnities of the Owner Trustee and the Indenture Trustee; and

                    (xiii) any remaining Amount Available shall be paid to the Equity Certificateholder.

               (d) On the Business Day preceding each Payment Date, the Indenture Trustee shall, in accordance with written directions from the Servicer, withdraw from amounts on deposit in the Reserve Account, and deposit into the Collection Account, an amount equal to the lesser of the Available Reserve Amount for such Payment Date and the sum of the following amounts, if any:

                    (i) the amount, if any, by which the Available Pledged Revenues with respect to such Payment Date, is less than the amount specified in clauses (b)(i)-(iv) of this Section 7.05 (or in the case of a payment after an Event of Default, in clauses (c) (i) - (iv) of this Section 7.05); plus

                    (ii) the Principal Deficiency Amount, if any, for such Payment Date, plus

                    (iii) with respect to the Maturity Date for any Class of Notes or on the first Payment Date on which the Contract Pool Principal Balance is less than the amount on deposit in the Reserve Account, the amount, if any, by which the Available Pledged Revenues, after payment of all amounts specified in clauses (b)(i) through (b)(ii) (or in the event of a payment after an Event of Default clauses (c) (i) through (c)(ii)) of Section 7.05, is less than (A) in the case of the Maturity Date for a Class of Notes, the remaining Principal Amount of such Class of Notes, and (B) in the case of the first Payment Date on which the Contract Pool


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


Principal Balance is less than the amount on deposit in the Reserve Account, the Principal Amount of all outstanding Notes.

In the event that the Available Pledged Revenues for any Payment Date are less than the total amount, if any, specified above for such Payment Date, the amount actually withdrawn by the Indenture Trustee shall be applied in the order of priority specified above, and, within each clause specified above, in the order of priority specified in Section 7.05(b) or (c), as the case may be. The Servicer shall give the Indenture Trustee at least two Business Days prior to each Payment Date, of the amounts, if any, specified in clauses (i) through
(iii) above for such Payment Date.

               (e) All instructions required to be provided by the Servicer are deemed given if included in the Monthly Report or in a separate writing.

               (f) On the Class A-1 Maturity Date, Section 7.05(a) will be read such that only clauses (ii) through (iv) thereof shall be operable; Section 7.05(b) shall be read such that only clause (i) and clause (v) shall be operable; and Section 7.05(c) shall be read such that only clause (i) and clause
(v) shall be operable.

          Section 7.06 Repurchases of, or Substitution for, Contracts for Breach of Representations and Warranties. Upon a discovery by the Servicer of an inaccuracy or breach of a representation or warranty set forth in the Schedule of Representations which has been made or deemed made with respect to a Contract in the Contract Pool, which inaccuracy or breach materially adversely affects the Trust's or any Noteholder's or the Equity Certificateholder's interest in such Contract (without regard to the benefits of the Reserve Account, any reserve fund, over collateralization or other similar enhancement) or the collectibility thereof (an "Ineligible Contract"), the Servicer shall promptly notify CFUSA thereof. As provided in the Substitute VFC Purchase Agreement and the Non-VFC Purchase Agreement and in accordance with this Section 7.06, CFUSA is obligated to repurchase each such Ineligible Contract, at a repurchase price equal to the Purchase Amount (determined as of the date such repurchase is to be funded), not later than the second Deposit Date following the date the Servicer becomes aware of any such breach or inaccuracy and which breach or inaccuracy has not otherwise been cured; provided, however, that if CFUSA is able to effect a substitution for any such Ineligible Contract in compliance with Section 2.04, CFUSA may, in lieu of repurchasing such Ineligible Contract, effect a substitution for such Ineligible Contract with a Substitute Contract not later than the date a repurchase of such Ineligible Contract would be required hereunder; and provided further, that with respect to a breach or inaccuracy of any such representations or warranties relating to the Contract Pool (or all Contracts conveyed on the Closing Date or Substitution Transfer Date, as the case may be) in the aggregate and not to any particular Contract, CFUSA (or the Servicer acting on its behalf) may select Contracts (without adverse selection) to repurchase (or substitute for) such that had such Contracts not been included as part of the related Transferred Assets (and, in the case of a substitution, had such Substitute Contract been included as part of the related Transferred Assets instead of the selected Ineligible Contract) there would have been no breach or inaccuracy of such representation or warranty. Notwithstanding any other provision of this Agreement, the obligation of CFUSA under the Purchase and Sale Agreements and described in this Section 7.06 shall not terminate or be deemed released by any party hereto upon a Servicing Transfer pursuant to
Article VIII. The


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


right to enforce the repurchase or substitution obligation described in this Section shall constitute the sole remedy of the Trust, the Indenture Trustee, the Depositor, the Noteholders and the Equity Certificateholder with respect to the inaccuracy or breach related to such Ineligible Contract. The Purchase Amount shall be allocated in accordance with the Allocation Criteria.

          Section 7.07 Reassignment of Repurchased or Substituted Contracts. Upon deposit into the Collection Account of the Purchase Amount with respect to an Ineligible Contract as described in Section 7.06 (or upon the Substitution Transfer Date related to a Substitute Contract described in Section 7.06), or of the repurchase price set forth in Section 7.08, the Indenture Trustee shall release and reassign to CFUSA all of the Trust's right and interest in the repurchased or substituted Contract and related Transferred Assets upon receipt of written instruction from the Servicer without recourse, representation or warranty, and such reassigned Contract shall no longer thereafter be included in any calculations of Contract Principal Balances required to be made hereunder or otherwise be deemed a part of the Trust Assets.

          Section 7.08 The Servicer's Purchase Option. On written notice to the Indenture Trustee at least twenty (20) days prior to a Payment Date, and provided that the aggregate Principal Amount of Notes outstanding on such Payment Date is less than 10% of the Initial Contract Pool Principal Balance, the Servicer may (but is not required to) repurchase from the Trust on that Payment Date all outstanding Contracts in the Contract Pool at a price equal to the sum of (a) the aggregate outstanding Principal Amount of the Notes plus accrued unpaid interest thereon as of such Payment Date, and (b) the amount of unreimbursed Servicer Advances (if any) as well as accrued and unpaid monthly Servicing Fees to the date of such repurchase plus (c) any other amounts that would otherwise be payable from Available Pledged Revenues on such Payment Date (assuming sufficient Pledged Revenues were available to effect such payments) pursuant to Article VII, minus (d) Pledged Revenues and other Available Pledged Revenues on deposit in the Collection Account and available to make such payments on such Payment Date. Such price is to be deposited in the Collection Account not later than the Deposit Date preceding such Payment Date, against the Indenture Trustee's and Depositor's release of the Contract Assets and the related Contract Files to the Servicer.

                                  ARTICLE VIII

                      SERVICER DEFAULTS; SERVICING TRANSFER

          Section 8.01 Servicer Default. "Servicer Default" means the occurrence of any of the following:

               (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Owner Trustee or the Indenture Trustee to make any payment, transfer or deposit, or to deliver the Monthly Report pursuant to this Agreement, which failure continues unremedied for a period of five (5) Business Days after the first to occur of (i) written notice from the Owner Trustee (with a copy to the Indenture Trustee) or the Indenture Trustee (with a copy to the Owner Trustee) of such failure shall have been given to the Servicer, or (ii) the date the Servicer becomes aware thereof; or


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


               (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement which has a material adverse effect on the Noteholders or the Equity Certificateholder, which continues unremedied for a period of thirty (30) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders or the Equity Certificateholder or the Indenture Trustee on behalf of such Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby, and (ii) the date on which the Servicer becomes aware thereof, and such failure continues to materially adversely affect the Noteholders or the Equity Certificateholders for such period; or

               (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant hereto shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or Equity Certificateholder and which continues to be incorrect in any material respect for a period of thirty (30) days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders or the Equity Certificateholders or by the Indenture Trustee on behalf of Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby, and (ii) the date on which the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect the Noteholders or Equity Certificateholders for such period; or

               (d) an Insolvency Event shall occur with respect to the Servicer.

          Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five (5) Business Days or referred to under clause (b) or (c) for a period of sixty (60) days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five (5) Business Days or sixty
(60) days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Pooling Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee and the Depositor prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall promptly notify the Indenture Trustee in writing of any Servicer Default.

          Section 8.02 Servicing Transfer. (a) If a Servicer Default has occurred and is continuing, the Required Holders or the Indenture Trustee (subject to the right of the Indenture Trustee to indemnification pursuant to Section 6.02(g) or 6.07 of the Indenture) may and shall at the direction of the Required Holders, by written notice (a "Termination Notice") delivered to the parties hereto, terminate all (but not less than all) of the Servicer's rights and obligations under this Pooling Agreement with respect to the Trust Assets.

               (b) Upon delivery of the Termination Notice (or, if later, on a date designated therein), and on the date that a successor Servicer shall have been appointed pursuant


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


to Section 8.03 (such appointment being herein called a "Servicing Transfer"), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Pooling Agreement, whether with respect to the Contracts in the Contract Pool, the Contract Files or otherwise, shall pass to and be vested in such successor (the "Successor Servicer") pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Pooling Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts in the Contract Pool. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to such Contracts in such electronic form as the Successor Servicer may reasonably request and (ii) any related Contract Files in the Servicer's possession. In addition, the Servicer shall permit access to its premises and employees (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicing Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee for performing the obligations of the Servicer.

          Section 8.03 Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act. Upon delivery of the Termination Notice (or, if later, on a date designated therein), the Servicer shall continue to perform all servicing functions under this Pooling Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of or receipt of a Termination Notice, appoint a Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption and by delivery of an opinion of counsel (which shall not be at the expense of the Indenture Trustee) to the Successor Servicer relating to corporate matters and enforceability, in each case in a form acceptable to the Indenture Trustee and the Owner Trustee. Any Successor Servicer shall be a financial institution having a net worth of at least $50,000,000 and whose regular business includes the servicing of contracts similar to the Contracts in the Contract Pool.

          In the event that a Successor Servicer has not been appointed and has not accepted its appointment within 60 days of the delivery of a Termination Notice, then the Indenture Trustee shall offer the Depositor, and the Depositor shall offer CFUSA, the right to accept retransfer of all the Trust Assets, and such party may accept retransfer of such Trust Assets in consideration of the Depositor's delivery to the Collection Account on or prior to the next upcoming Payment Date of a sum equal to the Aggregate Principal Amount of all Notes then outstanding, together with accrued and unpaid interest thereon through such date of deposit; provided, that the Indenture Trustee, if so directed by, the Required Holders, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity, which shall not be at the expense of the Indenture Trustee) reasonably acceptable to such Indenture Trustee or Required Holders that such retransfer would not constitute a fraudulent conveyance of the Depositor or CFUSA; provided, further, CFUSA


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


may not accept such retransfer unless it shall have delivered to each Rating Agency, with a copy to the Indenture Trustee, an Opinion of Counsel (which shall not be an employee of the Issuer) that such retransfer would not constitute a fraudulent conveyance of the Depositor or CFUSA or that such retransfer would not constitute a preferential payment by the Depositor or CFUSA.

          In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the then Servicer has ceased to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee shall be entitled to receive the Servicing Fee while assuming such duties and shall be entitled to all rights and benefits of the Servicer (or Successor Servicer) including the indemnity rights under Section 8.07 hereof. Notwithstanding the foregoing, if the Indenture Trustee is legally unable or prohibited from so acting or is unwilling to so act, it shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $50,000,000 and whose regular business includes the servicing of contracts similar to the Contracts in the Contract Pool as the Successor Servicer hereunder. On or after a Servicing Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Pooling Agreement, and the transactions set forth or provided for in this Pooling Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicing Transfer; provided, however, that the Successor Servicer shall not be liable for any acts or omissions of the departing Servicer occurring prior to such Servicing Transfer or for any breach by the departing Servicer of any of its representations and warranties contained in this Pooling Agreement or in any related Transaction Document or other agreement. As compensation therefor, the Successor Servicer shall be entitled to receive the Servicing Fee. The Trust, the Noteholders and the Equity Certificateholders, the Indenture Trustee and such successor shall take such action, consistent with this Pooling Agreement, as shall be necessary to effectuate any such succession. To the extent the terminated Servicer has made Servicer Advances, it shall be entitled to reimbursement of the same notwithstanding its termination hereunder, to the same extent as if it had continued to service the Trust Assets hereunder. In addition, it is understood and agreed that if an Event of Default has occurred and a Servicer Transfer is being effected by action of the Indenture Trustee hereunder, any documented expenses reasonably incurred by the Indenture Trustee in connection with effecting such Servicer Transfer shall be deemed expenses reimbursable from Available Pledged Revenues.

          Section 8.04 Notifications to Noteholders and the Equity Certificateholders.following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trustees, the Depositor and each Rating Agency at the addresses described in Section 11.04 and to the Noteholders and Equity Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

               (b) Within ten (10) days following any termination or appointment of a Successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give written notice thereof to each Rating Agency and the Depositor at the addresses described in Section 11.04, and to the Noteholders, at their respective addresses appearing on the Note Register, and to the Owner Trustee.


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


          Section 8.05 Effect of Transfer. (a) Except as otherwise set forth in this Agreement, after a Servicing Transfer, the terminated Servicer shall have no further rights or obligations under this Pooling Agreement, including, without limitation, with respect to the management, administration, servicing, custody or collection of the Trust Assets, and the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts or items (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts in the Contract Pool.

               (b) A Servicing Transfer shall not affect the rights and duties of the parties to this Pooling Agreement (including but not limited to the indemnities of the departing Servicer) other than those relating to the management, administration, servicing, custody or collection of the Contracts in the Contract Pool and related Transferred Assets.

          Section 8.06 Database File. The Servicer will provide the Successor Servicer with a magnetic tape containing the database file for each Contract in the Contract Pool on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

          Section 8.07 Successor Servicer Indemnification. The departing Servicer shall defend, indemnify and hold the Successor Servicer and any officers, directors, employees or agents of the Successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Servicer may sustain in connection with the claims asserted at any time by third parties against the Successor Servicer which result from
(i) any willful or grossly negligent act taken or omission by the departing Servicer or (ii) a breach of any representations of the departing Servicer in
Section 3.02. The indemnification provided by this Section 8.07 shall survive
(a) a Servicing Transfer and/or (b) the termination of this Agreement.

          Section 8.08 Responsibilities of the Successor Servicer. The Successor Servicer will not be responsible for delays attributable to the departing Servicer's failure to deliver information, defects in the information supplied by the departing Servicer or other circumstances beyond the control of the Successor Servicer.

          The Successor Servicer will make arrangements with the departing Servicer for the prompt and safe transfer of, and the departing Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Contract payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Contract Pool information. The departing Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer.

          The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Pooling Agreement if any such failure or delay results from the


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


Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the departing Servicer, the Depositor or the Trustees or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity or unenforceability of any Contract under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Contract.

          Any Successor Servicer which assumes the role of Successor Servicer hereunder shall be entitled to the benefits of (and subject to the provisions of) Section 5.05 concerning delegation of duties to subservicers.

          None of the provisions contained in this Pooling Agreement shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Pooling Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Pooling Agreement.

          Section 8.09 Servicer Not to Resign. The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law, compliance with which could not be realized without material adverse impact on the Servicer's financial condition. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 8.03 hereof.

                                   ARTICLE IX

                               SERVICER REPORTING

          Section 9.01 Monthly Reports. With respect to each Payment Date and the related Collection Period, the Servicer will provide to each Trustee and each Rating Agency, on the related Determination Date, a monthly statement (a "Monthly Report") substantially in the form of Exhibit D hereto. The Indenture Trustee will make the Monthly Report available each month to Noteholders and the Rating Agencies via http://www.jpmorgan.com/sfr. Parties that are unable to use http://www.jpmorgan.com/sfr are entitled to have a paper copy of the Monthly Report mailed to them via first class mail by calling the Indenture Trustee at 212-623-5600 and indicating such. The Indenture Trustee shall have the right to change the way the Monthly Report is distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification (which notice shall not be less than 30 days) to all above parties regarding any such changes. The parties hereto acknowledge that the Indenture Trustee has no obligation to verify the accuracy of the Monthly Report. The Servicer will file the Monthly Reports with the Commission to the extent required by the Exchange Act.


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


          Section 9.02 Officer's Certificate. Each Monthly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Servicing Officer certifying the accuracy of the Monthly Report.

          Section 9.03 Other Data. In addition, the Servicer shall, upon the request of any Trustees, or any Rating Agency, furnish such Trustee or Rating Agency, as the case may be, such underlying data used to generate a Monthly Report as may be reasonably requested.

          Section 9.04 Annual Reporting; Evidence as to Compliance. The Servicer shall cause a firm of nationally recognized independent accountants (the "Independent Accountants"), who may also render other services to the Servicer or its Affiliates, to deliver to the Trustees and each Rating Agency, on or before March 31 of each year, beginning on March 31, 2005, with respect to the twelve months ended the immediately preceding December 31 or other applicable date), a report addressed to the Board of Directors of the Servicer and to the Trustees (the "Accountant's Report") to the effect that such Independent Accountants have, at the request of the Servicer, (i) audited the financial statements of the Servicer (or, if the Servicer is a wholly-owned subsidiary of another entity, the financial statements of such parent entity) and issued an opinion thereon and that such audit was made in accordance with generally accepted auditing standards as in effect in the jurisdiction of the entity being audited, which require that such Independent Accountants plan and perform the audit to obtain reasonable assurance as to whether the financial statements of the Servicer (or its parent, as applicable) are free of material misstatement, and (ii) examined management's assertion that the Servicer maintained effective control over the servicing of such assets, in accordance with established or stated criteria, and providing a report thereon, as well as confirming that such examination was performed in accordance with standards established by the American Institute of Certified Public Accountants. A copy of the Accountant's Report may be obtained by any Securityholder by a request in writing to the Indenture Trustee, in the case of a Noteholder, or in the case of the Equity Certificateholder, addressed to its Corporate Trust Office.

          Section 9.05 Annual Statement of Compliance from Servicer. The Servicer will deliver to the Trustees and each of the Rating Agencies, on or before March 31 of each year commencing March 31, 2005, an Officer's Certificate stating that (a) a review of the activities of the Servicer during the prior calendar year and of its performance under the Pooling Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed or cause to be performed in all material respects all its obligations under the Pooling Agreement and no Servicer Default has occurred or is continuing, or, if there has been a Servicer Default, specifying each such default known to such officer and the nature and status thereof and the steps being taken or necessary to be taken to remedy such event.

          A copy of such certificate may be obtained by any Noteholder or the Equity Certificateholder by a request in writing to the Indenture Trustee, with respect to any Noteholder, or to the Owner Trustee, with respect to the Equity Certificateholder.


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


                                    ARTICLE X

                                   TERMINATION

          Section 10.01 Sale of Trust Assets. (a) Upon any transfer of Trust Assets pursuant to Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee in writing to deposit the proceeds from such transfer after all payments and reserves therefrom have been made (the "Insolvency Proceeds") into the Collection Account. On the Payment Date on which the Insolvency Proceeds are deposited in such Collection Account (or, if such proceeds are not so deposited on a Payment Date, on the Payment Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to allocate and apply the Insolvency Proceeds as if (and in the same order of priority as) the Insolvency Proceeds were Pledged Revenues being allocated and distributed on such date pursuant to this Pooling Agreement.

               (b) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

               (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Equity Certificateholder will succeed to the rights of the Noteholders hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01 Amendments. (a) This Pooling Agreement may be amended in writing by CFUSA, the Servicer and the Trust and the Indenture Trustee without prior notice to or the consent of any of the Holders, and in the case of clauses
(v) and (vi), upon satisfaction of the Rating Agency Condition, (i) to correct manifest error or cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein,
(iii) to add or amend any provisions as requested by the Rating Agencies in order to maintain or improve any rating of the Notes (it being understood that, after the Closing Date, neither the Trust, the Owner Trustee, the Indenture Trustee, nor CFUSA is obligated to maintain or improve such rating); (iv) to add to the covenants, restrictions or obligations of CFUSA, the Servicer, the Trust or the Indenture Trustee or to provide for the delivery of or substitution of a Servicer Letter of Credit; (v) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts under the Trust Agreement by more than one trustee pursuant to
Article X of the Trust Agreement; (vi) to add, change or amend any provision to maintain the trust as an entity not subject to federal income tax; or (vii) to add, change or eliminate any other provisions, provided that an amendment pursuant to this clause (vii), shall not, as evidenced by an Opinion of Counsel for the Servicer or CFUSA, adversely affect in any material respect the interests of the Trust, any Noteholder or the Equity Certificateholder.

               (b) This Pooling Agreement may also be amended from time to time by the parties signatory hereto, with the consent of the Required Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Noteholders or the Equity Certificateholder; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, Pledged Revenues, payments on the Trust Assets or payments that shall be required to be made on any Note or the Equity Certificate (including by way of amendment of related definitions); (ii) change the manner in which the Reserve Account is applied; or (iii) change in any manner (including through amendment of related definitions), the Noteholders and the Equity Certificateholder which are required to consent to any such amendment; or (iv) make any Note or the Equity Certificate payable in money other than Dollars, without the consent of the Noteholders and the Equity Certificateholders of all Notes of the relevant affected Class then outstanding and the Equity Certificateholder, if affected; or (v) change in any manner the duties of the Indenture Trustee under this Agreement without its written consent, (in any such case).

               (c) Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency.

               (d) Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Equity Certificateholder, respectively. It shall not be necessary for the consent of Noteholders and the Equity Certificateholder pursuant to Section 11.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders and the Equity Certificateholder of the execution thereof shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

               (e) Each Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment on behalf of the Trust is authorized or permitted by this Pooling Agreement, and that all conditions precedent to such execution as set forth herein have been satisfied. A Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee's own rights, duties or immunities under this Pooling Agreement or otherwise.

               (f) Notwithstanding anything to the contrary in the foregoing provisions of this Section 11.01, the Depositor or the Servicer, acting on behalf of the Depositor, may request each rating agency to approve a formula for determining the Required Reserve Amount that is different from the formula or result determined from the current definition thereof contained herein so as to result in a decrease in the amount of the Required Reserve Amount or the manner by which such Reserve Account is funded. If each Rating Agency delivers to the Indenture Trustee and Owner Trustee a written notice or letter satisfying the Rating Agency condition in connection with such change, then the Required Reserve Amount will be theretofore determined in accordance with such changed formula or manner of funding, and an amendment to this Agreement effecting such change may be executed without the consent of any Noteholder and the Equity Certificateholder.

          Section 11.02 Reserved.

          Section 11.03 Governing Law. This Pooling Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under this Pooling Agreement shall be determined in accordance with such laws, except that the duties of the Owner Trustee shall be governed by the laws of the State of Delaware.

          Section 11.04 Notices. All notices, demands, certificates, requests and communications hereunder ("notices") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one
(1) Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telefax transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

                    (i)  If to the Servicer:

                         The CIT Group/Equipment Financing, Inc.
                         1 CIT Drive
                         Livingston, New Jersey 07039
                         Attn: Treasury - Securitization

                         Fax No.: (973) 535-5900
                         Telephone No.: (973) 740-5453

                         with a copy to:

                         CIT Group Inc.
                         1 CIT Drive
                         Livingston, New Jersey 07039
                         Attn: Treasury - Securitization

                         Fax No.: (973) 535-5900
                         Telephone No.: (973) 740-5453

                    (ii) If to the Depositor:

                         NCT Funding Company, L.L.C.
                         c/o CIT Group Inc.
                         1 CIT Drive
                         Livingston, New Jersey 07039
                         Attn: Treasury - Securitization

                         Fax No.: (973) 535-5900
                         Telephone No.: (973) 740-5453

                    (iii) If to the Indenture Trustee:

                         JPMorgan Chase Bank
                         4 New York Plaza, 6th Floor
                         New York, New York 10004
                         Attn: Institutional Trust Services / Global Debt (CIT Equipment Collateral 2004-EF1)

                         Fax No.: (212) 623-5932
                         Telephone No.: (212) 623-5600

                    (iv) If to the Financing Originator:

                         The CIT Group/Equipment Financing, Inc.
                         1 CIT Drive
                         Livingston, New Jersey 07039
                         Attn: Treasury - Securitization

                         Fax No.: (973) 535-5900
                         Telephone No.: (973) 740-5453

                    (v)  If to CFUSA:

                         CIT Financial USA, Inc.
                         1 CIT Drive
                         Livingston, New Jersey 07039
                         Attn: Treasury - Securitization

                         Fax No.: (973) 535-5900
                         Telephone No.: (973) 740-5453

                    (vi) If to the Trust or the Owner Trustee:

                         Deutsche Bank Trust Company Delaware
                         1011 Centre Road, Suite 200
                         Wilmington, DE 19805
                         Attn: CIT Equipment Collateral 2004-EF1

                         Fax No.: (302) 636-3222
                         Telephone No.: (302) 636-3300

                         with a copy to:

                         Deutsche Bank Trust Company Americas
                         Structured Finance Services
                         Trust and Securities Services
                         60 Wall Street, 26th Floor
                         Mail Stop: NYC 60-2606
                         New York, New York 10005

                         Fax No.: (212) 797-8606

                    (vii) if to Standard and Poor's:

                         Standard & Poor's Ratings Services
                         55 Water Street
                         New York, New York 10041

                         Fax No.: (212) 438-2489
                         Telephone No.: (212) 438-2649

                    (viii) if to Moody's:

                         Moody's Investors Service, Inc.
                         99 Church Street
                         New York, New York 10007

                         Fax No: (212) 553-7820
                         Telephone No.: (212) 553-3661

                    (ix) if to Fitch:

                         Fitch, Inc.
                         55 East Monroe
                         Suite 3500
                         Chicago, Illinois 60603
                         Attention: ABS Surveillance

                         Fax No.: (312) 368-2069
                         Telephone No.: (312) 368-3100

          Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

          Section 11.05 Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the holders thereof.

          Section 11.06 Third Party Beneficiaries. Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that Obligors are not third party beneficiaries of this Agreement; provided, that (i) the Owner Trustee shall be a third party beneficiary of this Agreement for purposes of Sections 3.01 and 3.02 and 11.13, and the fee and indemnification provisions hereof and (ii) the Indenture Trustee shall be a third party beneficiary of this Agreement for purposes of Sections
3.01 and 3.02 and the fee and indemnification provisions hereof.

          Section 11.07 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

          Section 11.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 11.09 No Bankruptcy Petition; Disclaimer and Subordination.

               (a) Each of the Servicer, the Owner Trustee and each Noteholder and the Equity Certificateholder (by acceptance of the applicable Notes or the Equity Certificate) covenants and agrees that it will not institute against the Depositor, or the Trust, or solicit or join in or cooperate with or encourage any other Person in instituting against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

               (b) Consistent with the provisions in Section 2.07 of the Trust Agreement and Section 6.17 hereof, the Trust, as well as each Noteholder and the Equity Certificateholder by accepting a Note or the Equity Certificate, acknowledges and agrees that such Note or the Equity Certificate represents a debt instrument secured by, or a beneficial interest in, the Trust and Trust Assets only and does not represent an interest in any assets (other than the Trust Assets) of the Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Assets and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent the Depositor enters into other securitization transactions as contemplated in
Section 6.07, the Trust as well as each Noteholder and the Equity Certificateholder by accepting a Note or Certificate acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than Trust Assets) conveyed or purported to be conveyed by the Depositor to another securitization trust (i.e., other than the Issuer) or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a Lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Trust, or any Noteholder and the Equity Certificateholder, either (i) asserts an interest in or claim to, or benefit from, Other Assets, whether asserted against or through the Depositor or any other Person owned by the Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation by virtue of Section 1111(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Depositor or any other Person owned by the Depositor, then the Trust and each Noteholder and the Equity Certificateholder by accepting a Note or the Equity Certificate further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of payment or application under applicable law, including Insolvency Laws, and whether asserted against the Depositor or any other Person owned by the Depositor), including, without limitation, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder and the Equity Certificateholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.09 and that the terms and provisions of this Section 11.09 may be enforced by an action for specific performance.

               (c) The provisions of this Section 11.09 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

          Section 11.10 Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

          Section 11.11 [Reserved]

          Section 11.12 Servicer Indemnity. The Servicer will indemnify the Depositor, the Trust, the Noteholders, the Equity Certificateholder and the Trustees (including in their respective individual capacities), and any of their officers, directors, employees or agents (each an "Indemnified Party") from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any Indemnified Party may sustain in connection with claims asserted by third parties against such Indemnified Party which result from any act or omission on the part of the Servicer with respect to the Trust Assets or its duties and obligations under this Pooling Agreement, except where such claims arise out of any willful misconduct, gross negligence or bad faith on the part of such Indemnified Party. Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or Indenture Trustee, as the case may be, and the termination of the Trust Agreement or this Pooling Agreement.

          Section 11.13 Limitation of Liability of Owner Trustee.

          Notwithstanding anything contained herein to the contrary, this Agreement has been executed on behalf of the Issuer by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          Section 11.14 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OF THIS AGREEMENT OR A TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, AMENDMENTS AND RESTATEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       CIT EQUIPMENT COLLATERAL 2004-EF1

                                       By: DEUTSCHE BANK TRUST COMPANY
                                           DELAWARE, not in its individual
                                           capacity but solely as Owner Trustee
                                           on behalf of the Trust


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                       NCT FUNDING COMPANY, L.L.C., as Depositor


                                       By:
                                           -------------------------------------
                                           Name: Usama Ashraf
                                           Title: Vice President


                                       CIT FINANCIAL USA, INC., in its
                                       individual capacity


                                       By:
                                           -------------------------------------
                                           Name: Usama Ashraf
                                           Title: Vice President


                                       THE CIT GROUP/EQUIPMENT FINANCING, INC., as Servicer and Financing Originator


                                       By:
                                           -------------------------------------
                                           Name: Usama Ashraf
                                           Title: Vice President

                                    Exhibit A

                           Form of Transfer Agreement

                               TRANSFER AGREEMENT

          This TRANSFER AGREEMENT, dated [__________], 200_ is by and between NCT Funding Company, L.L.C., as Depositor and transferor, and CIT Equipment Collateral 2004-EF1, as transferee with respect to the conveyances evidenced hereby.

          WHEREAS, the parties named above are each parties to the Pooling and Servicing Agreement dated as of May 1, 2004 (as from time to time amended, supplemented or otherwise modified, the "PSA"); and

          WHEREAS, pursuant to the PSA, the Depositor wishes to effect conveyances of Transferred Assets (including the Contracts identified on the Schedule of Contracts attached hereto), in each case in the manner and to the effect described in Article II of the PSA;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the PSA, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. All terms defined in the PSA (whether directly or by reference to other documents) shall have such defined meanings when used herein, unless such terms are otherwise defined herein.

          2. Specification of Cut-Off Date. The "Cut-Off Date" applicable to the Contracts conveyed hereby is May 1, 2004.

          3. Conveyances. Subject to the terms and conditions provided for in the PSA, the Depositor hereby make the assignments and conveyances specified in
Article II of the PSA as being effected by execution and delivery of this Transfer Agreement, in each case (i) with respect to the Transferred Assets related to and consisting in part of the Contracts and related Contract Assets identified on the Schedule of Contracts attached hereto, and (ii) in the manner and to the effect described in Article II of the PSA.

          4. Incorporation of PSA. This Transfer Agreement is made pursuant to and upon the representations, warranties and agreements on the part of the parties hereto contained in the PSA and shall be governed in all respects by the PSA.

          5. Ratification of PSA. As supplemented by this Transfer Agreement, the PSA is in all respects ratified and confirmed by the parties hereto.

          6. Counterparts. This Transfer Agreement may be executed in two or more counterparts including by telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          7. Governing Law. This Transfer Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

          8. Reaffirmation. As provided in Section 2.02 of the PSA, by delivery of this Transfer Agreement the Depositor confirms that the conditions to transfer set forth in Section 2.02 have been satisfied or otherwise waived as described therein.

                               [signatures follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

NCT FUNDING COMPANY, L.L.C.,             CIT EQUIPMENT COLLATERAL 2004-EF1
   as Depositor
                                         By: DEUTSCHE BANK TRUST COMPANY
                                             DELAWARE, not in its individual
By:                                          capacity but solely as Owner
    ----------------------------------       Trustee on behalf of the Trust


                                             By:
                                                 -------------------------------

                                    Exhibit B

                             Form of VFC Assignment

                        RELEASE AND ASSIGNMENT AGREEMENT

                                      FROM

                        CIT EQUIPMENT TRUST - VFC SERIES

          This RELEASE AND ASSIGNMENT AGREEMENT, dated [__________], 2004 is by and between CIT Equipment Trust - VFC Series, as transferor (the "VFC Trust"), and NCT Funding Company, L.L.C., as Trust Depositor and transferee with respect to the conveyances provided for herein.

          WHEREAS, the parties named above are parties, together with AT&T Capital Corporation (now known as Capita Corporation), as servicer, to the Amended and Restated Pooling and Servicing Agreement dated as of March 2, 1999, as amended and restated as of June 29, 2000 (as amended, the "VFC PSA");

          WHEREAS, the Trust Depositor wishes to engage in a Take-Out Securitization (as defined in the VFC PSA); and

          WHEREAS, pursuant to Section 5.22 and Section 7.09 of the VFC PSA, the VFC Trust wishes to release and convey the Contract Assets identified on the Schedule of Contracts attached to the related Transfer Agreement being delivered by the Trust Depositor to the CIT Equipment Collateral 2004-EF1 (the "New Trust") pursuant to the Pooling and Servicing Agreement dated as of May 1, 2004 by and among the Trust Depositor, the New Trust, CIT Financial USA, Inc. and The CIT Group/Equipment Financing, Inc. (the "New PSA"), concurrently herewith to the New Trust;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the VFC PSA, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. All terms defined in the New PSA (whether directly or by reference to other documents) shall have such defined meanings when used herein, unless such terms are otherwise defined herein.

          2. Specification of Cutoff Date. The "Cutoff Date" applicable to the Contracts conveyed hereby is May 1, 2004.

          3. Release and Conveyance. The VFC Trust hereby releases and sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, without recourse, the Contracts and related Contract Assets identified on the list contained in the computer disk or printout attached hereto as Schedule A.

          4. Counterparts. This Assignment Agreement may be executed in two or more counterparts including by telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          5. Governing Law. This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

          6. Receipt. The VFC Trust, on behalf of itself and all Certificateholders (as defined in the VFC PSA) hereby acknowledges receipt each of the Managing Agents (as defined in the VFC PSA) of the Securitization Transfer Price (as defined in the VFC PSA) pertaining to the release and transfer of Contracts and Related Contract Assets as provided above and the satisfaction of all conditions to such release and transfer specified in Section
7.09 of the VFC PSA.

          7. Further Assurances. The VFC Trust will, at any time and from time to time, at the expense of the Trust Depositor, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Trust Depositor may reasonably request in order to effect the purposes of this Agreement, including, without limitation, executing and filing such financing statements, release and termination statements, or amendments thereto.

                               [signatures follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

NCT FUNDING COMPANY, L.L.C.,             CIT EQUIPMENT TRUST - VFC SERIES
   as Trust Depositor
                                         By: The Bank of New York (Delaware),
                                         not in its individual capacity but
                                         solely as Trustee


By:                                      By:
    ----------------------------------       ----------------------------------
Printed                                  Printed
Name:                                    Name:
      --------------------------------         --------------------------------

Title:                                   Title:
       -------------------------------          -------------------------------

                                    Exhibit C

                          Initial Schedule of Contracts

                               (On File with SRZ)

                                    Exhibit D

                        Form of Servicer's Monthly Report

                                    Exhibit E

                     Form of Substitution Transfer Agreement

                         SUBSTITUTION TRANSFER AGREEMENT

          This SUBSTITUTION TRANSFER AGREEMENT, dated _____________ ___, _______, is by and between NCT Funding Company, L.L.C., as Depositor and transferor, and CIT Equipment Collateral 2004-EF1, as transferee with respect to the conveyances evidenced hereby.

          WHEREAS, the parties named above are each parties to the Pooling and Servicing Agreement dated as of May 1, 2004 (as from time to time amended, supplemented or otherwise modified, the "PSA"); and

          WHEREAS, pursuant to the PSA, the Depositor wishes to effect conveyances of the Substitute Contracts (together with related Substitute Transferred Assets), identified on the Substitution Schedule of Contracts attached hereto, in each case in the manner and to the effect described in
Article II of the PSA; and

          WHEREAS, the Servicer has delivered or caused to be delivered a Substitution Notice with respect to such conveyance as required in the Pooling Agreement referred to in Section 2 below;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the PSA, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. All terms defined in the PSA (whether directly or by reference to other documents) shall have such defined meanings when used herein, unless such terms are otherwise defined herein.

          2. Specification of Cut-Off Date. The "Substitution Cut-Off Date" applicable to the Substitute Contracts conveyed hereby is ____________ ___,
_______.

          3. Conveyances. Subject to the terms and conditions provided for in the PSA, the Depositor hereby makes the assignments and conveyances specified in
Article II of the PSA as being effected by execution and delivery of this Substitution Transfer Agreement, in each case (i) with respect to the Substitute Contracts (together with related Substitute Transferred Assets) identified on the Substitution Schedule of Contracts attached hereto, and (ii) in the manner and to the effect described in Article II of the PSA.

          4. Incorporation of PSA. This Substitution Transfer Agreement is made pursuant to and upon the representations, warranties and agreements on the part of the parties hereto contained in the PSA and shall be governed in all respects by the PSA.

          5. Ratification of PSA. As supplemented by this Substitution Transfer Agreement, the PSA is in all respects ratified and confirmed by the parties hereto.

          6. Counterparts. This Substitution Transfer Agreement may be executed in two or more counterparts including by telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          7. Governing Law. This Substitution Transfer Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

          8. Reaffirmation. As provided in Section 2.04(b) of the PSA, by delivery of this Substitution Transfer Agreement the Depositor confirms that the conditions to transfer set forth in Section 2.02 have been satisfied or otherwise waived as described therein.

                               [signatures follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Substitution Transfer Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

NCT FUNDING COMPANY, L.L.C.,             CIT EQUIPMENT COLLATERAL 2004-EF1
   as Depositor
                                         By: DEUTSCHE BANK TRUST COMPANY
                                             DELAWARE, not in its individual
By:                                          capacity but solely as Owner
    ----------------------------------       Trustee on behalf of the Trust


                                             By:
                                                 -------------------------------

                                    Exhibit F

                                   [RESERVED]

                                    Exhibit G

                   Schedule of Representations and Warranties

          (a) List of Contracts. The information set forth in the Schedule of Contracts (as the same may be amended or deemed amended in respect of a conveyance of Substitute Contracts on a Substitution Transfer Date) is true, complete and correct as of the Closing Date (or Substitution Transfer Date, as applicable).

          (b) Eligible Contract. As of its applicable Cut-Off Date, each Contract satisfied the criteria for the definition of Eligible Contract set forth in the Pooling Agreement, and each Secondary Contract securing a Vendor Loan constituting a Contract satisfied, as of its applicable Cut-Off Date, the definition of Eligible Secondary Contract set forth in the Pooling Agreement.

          (c) Contracts Secured by Vehicles. None of the Contracts relating to Equipment constituting Vehicles are "true leases." No Obligor on any Contract secured by a Vehicle is an unincorporated common trucking carrier.

          (d) Contract Files. As of the Closing Date (or as of the Substitution Transfer Date, with respect to Substitute Contracts), (i) immediately prior to such date, CFUSA (or the Financing Originator as custodian for CFUSA) had possession of each original Contract and the related complete Contract File, and there were no other custodial agreements relating to the same in effect (other than offsite storage arrangements described in Section 4.01(b)); (ii) each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces; and (iii) the complete Contract File for each Contract is in the possession of the Servicer. If the Contract is "tangible chattel paper" as defined in the UCC, the End-User Contracts that constitutes or evidences the Contract does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any other Person besides CFUSA (prior to their conveyance to the Depositor under the Non-VFC Purchase Agreement), the VFC Trust (prior to their conveyance to the Depositor under the VFC Assignment) and the Depositor.

          (e) No Material Obligation. No Financing Originator has a material performance obligation in respect of any Contract in favor of an Obligor or End-User (it being understood that covenants of quiet enjoyment, purchase options, obligations to accept return of the property at end of lease term, and like obligations of a lessor typical of a "triple net" lease, shall not be deemed "material performance obligations" for purposes of this representation).

          (f) Instruments. Not more than 0.75% of the Contract Pool Principal Balance as of the Closing Date are "Instruments" (within the meaning of Article 9 of the UCC), which evidence or relate to any Contract conveyed to the Trust on the Closing Date.

          (g) Intent to Transfer. CFUSA is selling the Contracts, and on each Substitute Transfer Date is conveying the Substitute Contracts, to the Depositor with the intention of removing the Contracts, or the Substitute Contracts as the case may be, from the estate of CFUSA pursuant to the applicable provisions of the Bankruptcy Code as it may be amended from time to time including, without limitation, section 541(b)(8) of the Bankruptcy Code as amended pursuant to section 912 of Senate Bill S.220 (107th Cong. 1st Sess.) or any successor thereto if and when such bill is enacted into law.

          (h) Vendor Programs. Not more than 1.5% of the Initial Contract Pool Principal Balance is attributable to Contracts originated by any one single Vendor.

                                    Exhibit H

                                   [Reserved]

                                    Exhibit I

                                   [Reserved]

                                    Exhibit J

                         Minimum Value Filing Exceptions

          No financing statements are filed against an Obligor located in a particular State describing Equipment which is the subject of a particular Contract of any Financing Originator, unless the fair market value of the Equipment (determined in accordance with its Customary Policies and Procedures) related to such particular Contract is at least $25,000.

Accountant's Report............................................................1
Accounting Date................................................................1
Accrual Period.................................................................1
Addition Notice................................................................2
Administration Agreement.......................................................2
Administrator..................................................................2
Affiliate......................................................................2
Aggregate Principal Amount.....................................................2
Agreement......................................................................2
Allocation Criteria............................................................2
Amount Available...............................................................2
Applicable Security............................................................3
Assignment Agreements..........................................................3
Available Pledged Revenues.....................................................3
Available Reserve Amount.......................................................3
Book Value.....................................................................3
Business Day...................................................................3
C Notes........................................................................8
Casualty Loss..................................................................3
Certificate of Formation.......................................................3
Certificate of Trust...........................................................3
Certificate Register...........................................................3
CFUSA..........................................................................3
CIT............................................................................4
CITEF..........................................................................4
CITEF Contract.................................................................4
Class..........................................................................4
Class A Notes..................................................................4
Class A Percentage.............................................................4
Class A Principal Payment Amount...............................................4
Class A-1 Interest Carryover Shortfall.........................................4
Class A-1 Interest Distributable Amount........................................4
Class A-1 Interest Rate........................................................4
Class A-1 Maturity Date........................................................4
Class A-1 Monthly Interest Distributable Amount................................4
Class A-1 Notes................................................................5
Class A-1 Scheduled Principal Balance..........................................5
Class A-2 Interest Carryover Shortfall.........................................5
Class A-2 Interest Distributable Amount........................................6
Class A-2 Interest Rate........................................................6
Class A-2 Maturity Date........................................................6
Class A-2 Monthly Interest Distributable Amount................................6
Class A-2 Notes................................................................6
Class A-3 Interest Carryover Shortfall.........................................6
Class A-3 Interest Distributable Amount........................................6
Class A-3 Interest Rate........................................................6
Class A-3 Maturity Date........................................................6
Class A-3 Monthly Interest Distributable Amount................................6
Class A-3 Notes................................................................7
Class B Floor..................................................................7
Class B Interest Carryover Shortfall...........................................7
Class B Interest Distributable Amount..........................................7
Class B Interest Rate..........................................................7
Class B Maturity Date..........................................................7
Class B Monthly Interest Distributable Amount..................................7
Class B Notes..................................................................7
Class B Percentage.............................................................7
Class B Principal Payment Amount...............................................7
Class B Target Principal Payment Amount........................................8
Class C Interest Carryover Shortfall...........................................8
Class C Interest Distributable Amount..........................................8
Class C Interest Rate..........................................................8
Class C Maturity Date..........................................................8
Class C Monthly Interest Distributable Amount..................................8
Class D Certificates...........................................................9
Class D Interest Carryover Shortfall...........................................8
Class D Interest Distributable Amount..........................................8
Class D Interest Rate..........................................................8
Class D Maturity Date..........................................................8
Class D Monthly Interest Distributable Amount..................................9
Closing Date...................................................................9
Code...........................................................................9
Collection Account.............................................................9
Collection Account Property....................................................9
Collection Period..............................................................9
Commission.....................................................................9
Computer Disk..................................................................9
Contract.......................................................................9
Contract Assets................................................................9
Contract File.................................................................10
Contract Pool.................................................................10
Contract Pool Principal Balance...............................................10

                                                                            Page
                                                                            ----
Contract Principal Balance....................................................10
Controlled Group..............................................................11
Corporate Trust Office........................................................11
CPR...........................................................................11
CSA...........................................................................11
Cumulative Loss Ratio.........................................................11
Cumulative Loss Trigger.......................................................11
Cumulative Reported Net Losses................................................12
Current Collection Period Pledged Revenues....................................12
Customary Policies and Procedures.............................................12
Cut-Off Date..................................................................12
Date of Processing............................................................12
Defaulted Contract............................................................12
Defaulted Contract Valuation Amount...........................................12
Delaware Statutory Trust Act..................................................13
Delinquent Contract...........................................................13
Deposit Date..................................................................13
Depositor.....................................................................13
Determination Date............................................................13
Discount Rate.................................................................13
Dollar........................................................................13
Eligible Contract.............................................................13
Eligible Investments..........................................................16
Eligible Secondary Contract...................................................17
Eligible Servicer.............................................................18
End-User......................................................................18
End-User Contract.............................................................18
Equipment.....................................................................18
Equity Certificate............................................................18
Equity Certificateholder......................................................18
ERISA.........................................................................18
Event of Default..............................................................18
Exchange Act..................................................................18
Excluded Amounts..............................................................18
Excluded Residual Investments.................................................19
FDIC..........................................................................19
Financed Items................................................................19
Financing Agreement...........................................................19
Financing Originator..........................................................19
Fitch.........................................................................19
Governmental Authority........................................................19
Guaranteed Residual Investment................................................19
Holder........................................................................19
Indebtedness..................................................................19
Indenture.....................................................................20
Indenture Trustee.............................................................20
Independent...................................................................20
Independent Accountant........................................................20
Ineligible Contract...........................................................20
Initial Class A-1 Principal Amount............................................20
Initial Class A-2 Principal Amount............................................20
Initial Class A-3 Principal Amount............................................20
Initial Class B Principal Amount..............................................20
Initial Class C Principal Amount..............................................20
Initial Class D Principal Amount..............................................20
Initial Contract Assets.......................................................20
Initial Contract Pool Principal Balance.......................................20
Initial Contracts.............................................................20
Initial Cut-Off Date..........................................................20
Initial Principal Amount......................................................20
Insolvency Event..............................................................20
Insolvency Laws...............................................................21
Insolvency Proceeds...........................................................21
Insurance Policy..............................................................21
Insurance Proceeds............................................................21
Internal Revenue Code.........................................................21
Investment Earnings...........................................................21
IPA...........................................................................21
Issuer........................................................................21
Late Charges..................................................................21
Lease.........................................................................21
Lessee........................................................................21
Lien..........................................................................22
Liquidated Contract...........................................................22
Liquidation Expenses..........................................................22
Liquidation Loss..............................................................22
Liquidation Proceeds..........................................................22
Material Adverse Effect.......................................................22
Material Modification.........................................................23
Maturity Date.................................................................23
Minimum Value Filing Exception................................................23
Monthly Report................................................................23
Moody's.......................................................................23
Nonrecoverable Advance........................................................23
Non-VFC Contract Assets.......................................................23
Non-VFC Contracts.............................................................23
Non-VFC Conveyancing Agreement................................................23
Non-VFC Purchase Agreement....................................................23
Note..........................................................................23
Note Distribution Account.....................................................23
Note Register.................................................................24

                                                                            Page
                                                                            ----
Noteholder....................................................................24
Obligor.......................................................................24
Offered Notes.................................................................24
Officer's Certificate.........................................................24
Opinion of Counsel............................................................24
Originator....................................................................24
Outstanding...................................................................24
Owner Trustee.................................................................24
Paying Agent..................................................................24
Permitted Liens...............................................................25
Person........................................................................26
Pledged Revenues..............................................................26
Pooling Agreement.............................................................26
Prepaid Contract..............................................................27
Prepayment....................................................................27
Principal Amount..............................................................27
Principal Deficiency Amount...................................................27
Program Agreement.............................................................27
Prospectus....................................................................27
Purchase Amount...............................................................27
Purchase and Sale Agreements..................................................27
Purchase Price................................................................27
Qualified Eligible Investments................................................27
Qualified Institution.........................................................28
Rating Agency.................................................................28
Rating Agency Condition.......................................................28
Ratings Effect................................................................28
Reallocated Principal.........................................................28
Record Date...................................................................28
Related Collection Period Pledged Revenues....................................29
Replaced Assets...............................................................29
Replaced Contracts............................................................29
Required Holders..............................................................29
Required Payoff Amount........................................................29
Required Reserve Amount.......................................................29
Requirements of Law...........................................................29
Reserve Account...............................................................30
Reserve Account Agreement.....................................................30
Residual Investment...........................................................30
Responsible Officer...........................................................30
Schedule of Contracts.........................................................30
Schedule of Representations...................................................31
Scheduled Payment.............................................................30
Secondary Contract............................................................31
Secured Note..................................................................31
Securities....................................................................31
Securities Act................................................................31
Security Interest Distributable Amount........................................24
Security Principal Distributable Amount.......................................24
Securityholders...............................................................31
Servicer......................................................................31
Servicer Advance..............................................................31
Servicer Default..............................................................31
Servicer Letter of Credit.....................................................31
Servicing Fee.................................................................31
Servicing Fee Percentage......................................................31
Servicing Officer.............................................................31
Servicing Standard............................................................31
Servicing Transfer............................................................31
Solvent.......................................................................31
Standard & Poor's.............................................................32
Subordinated Notes............................................................32
Subsidiary....................................................................32
Substitute Contract...........................................................32
Substitute Contract Assets....................................................32
Substitute Contract Qualification Conditions..................................32
Substitute Transferred Assets.................................................33
Substitute VFC Purchase Agreement.............................................33
Substitution Assignment Agreement.............................................33
Substitution Cut-Off Date.....................................................33
Substitution Event............................................................33
Substitution Notice...........................................................33
Substitution Schedule of Contracts............................................33
Substitution Transfer Agreement...............................................34
Substitution Transfer Date....................................................34
Successor Servicer............................................................34
Tax Opinion...................................................................34
TCC Assignment................................................................34
TCC Contract Assets...........................................................34
TCC Contracts.................................................................34
TCC Financing Originators.....................................................34
Third Party Source............................................................34
Total Principal Payment Amount................................................34
Transaction Documents.........................................................34
Transfer Agreement............................................................35
Transferred Assets............................................................35
Trust.........................................................................35
Trust Account Property........................................................35
Trust Accounts................................................................35
Trust Agreement...............................................................35

                                                                            Page
                                                                            ----
Trust Assets..................................................................35
Trust Estate..................................................................36
Trustees......................................................................36
UCC...........................................................................36
Underwriting Agreement........................................................36
Unfunded Loss Amount..........................................................36
United States.................................................................36
Unreimbursed Servicer Advances................................................36
Vehicle.......................................................................36
Vendor........................................................................36
Vendor Agreements.............................................................36
Vendor Assignment.............................................................36
Vendor Guarantee..............................................................37
Vendor Loan...................................................................37
VFC Assignment................................................................37
VFC Contract Assets...........................................................37
VFC Contracts.................................................................37
VFC Conveyancing Agreement....................................................37
VFC Pooling Agreement.........................................................37
VFC Purchase Agreement........................................................37
VFC Trust.....................................................................37
VFCC..........................................................................37
Vice President................................................................37
Voting Power..................................................................37